FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226123-07

Free Writing Prospectus dated February [3], 2020

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-226123) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

The information in this file (the “File”) is an electronic copy of the information set forth in the Annex titled "Certain Characteristics of the Mortgage Loans and Mortgaged Properties" to the prospectus. This File does not contain all information that is required to be included in the prospectus. This File should be reviewed only in conjunction with the entire prospectus. Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the certificates referred to herein in making their investment decision.

The information in this File may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

Methodologies used in deriving certain information contained in this File are more fully described elsewhere in the prospectus. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

ANNEX A-1

								Number of	Property	Property		Year		Unit of		Occupancy
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type(2)	Subtype	Year Built	Renovated	Units(3)	Measure	Occupancy %(4)	Date
1	JPMCB/GACC	1633 Broadway	1633 Broadway	New York	NY	10019	New York	1	Office	CBD	1972	2013	2,561,512	Square Feet	98.4%	10/31/19
2	GACC	F5 Tower	801 5th Avenue	Seattle	WA	98104	King	1	Office	CBD	2019		515,518	Square Feet	100.0%	12/19/19
3	JPMCB/CREFI	Bellagio Hotel and Casino	3600 South Las Vegas Boulevard	Las Vegas	NV	89109	Clark	1	Hotel	Full Service	1997	2019	3,933	Rooms	94.8%	09/30/19
4	JPMCB	Kings Plaza	5100 Kings Plaza	Brooklyn	NY	11234	Kings	1	Retail	Super Regional Mall	1969	2018	811,797	Square Feet	96.7%	10/31/19
5	JPMCB	1501 Broadway	1501 Broadway	New York	NY	10036	New York	1	Mixed Use	Office/Retail	1926	2018	737,471	Square Feet	77.8%	11/01/19
6	CREFI	805 Third Avenue	805 Third Avenue	New York	NY	10022	New York	1	Office	CBD	1982		596,100	Square Feet	91.9%	10/24/19
7	GACC	55 Hudson Yards	550 West 34th Street	New York	NY	10001	New York	1	Office	CBD	2018		1,431,212	Square Feet	97.3%	11/19/19
8	GACC	Southcenter Mall	2800 Southcenter Mall	Tukwila	WA	98188	King	1	Retail	Super Regional Mall	1968	2008	783,068	Square Feet	84.1%	11/30/19
9	JPMCB	181 West Madison	181 West Madison Street	Chicago	IL	60602	Cook	1	Office	CBD	1990	2016	946,099	Square Feet	87.7%	11/30/19
10	CREFI	Parkmerced	3711 19th Avenue	San Francisco	CA	94132	San Francisco	1	Multifamily	High-Rise/Townhome	1944, 1951	2009	3,165	Units	94.2%	09/10/19
11	GACC	560 Mission Street	560 Mission Street	San Francisco	CA	94105	San Francisco	1	Office	CBD	2002		668,149	Square Feet	98.4%	10/31/19
12	GACC	Starwood Industrial Portfolio	Various	Various	Various	Various	Various	33	Industrial	Various	Various	Various	4,070,396	Square Feet	98.4%	Various
12.01	GACC	101 45th Street	101 45th Street	Munster	IN	46321	Lake	1	Industrial	Warehouse/Distribution	1992		349,988	Square Feet	81.2%	11/26/19
12.02	GACC	4820-4850 Indianapolis Road	4820-4850 Indianapolis Road	Whitestown	IN	46075	Boone	1	Industrial	Warehouse/Distribution	2016		323,000	Square Feet	100.0%	11/26/19
12.03	GACC	8401 Bearing Drive	8401 Bearing Drive	Indianapolis	IN	46268	Marion	1	Industrial	Warehouse/Distribution	2015		266,400	Square Feet	100.0%	11/26/19
12.04	GACC	5900 North Meadows Drive	5900 North Meadows Drive	Grove City	OH	43123	Franklin	1	Industrial	Warehouse/Distribution	1997		269,831	Square Feet	100.0%	02/06/20
12.05	GACC	5701 North Meadows Drive	5701 North Meadows Drive	Grove City	OH	43123	Franklin	1	Industrial	Warehouse/Distribution	1997		268,905	Square Feet	100.0%	11/26/19
12.06	GACC	8421 Bearing Drive	8421 Bearing Drive	Indianapolis	IN	46268	Marion	1	Industrial	Warehouse/Distribution	2015		124,200	Square Feet	100.0%	11/26/19
12.07	GACC	6451-6471 Northwind Parkway	6451-6471 Northwind Parkway	Hobart	IN	46342	Lake	1	Industrial	Warehouse/Distribution	2016		159,813	Square Feet	100.0%	11/26/19
12.08	GACC	4910-4938 Indianapolis Road	4910-4938 Indianapolis Road	Whitestown	IN	46075	Boone	1	Industrial	Warehouse/Distribution	2016		156,000	Square Feet	100.0%	11/26/19
12.09	GACC	6221-6241 Northwind Parkway	6221-6241 Northwind Parkway	Hobart	IN	46342	Lake	1	Industrial	Warehouse/Distribution	2009		150,000	Square Feet	100.0%	11/26/19
12.10	GACC	775 Commerce Parkway West Drive	775 Commerce Parkway West Drive	Greenwood	IN	46143	Johnson	1	Industrial	Warehouse/Distribution	2014	2019	155,000	Square Feet	100.0%	02/06/20
12.11	GACC	1901 Northwind Parkway	1901 Northwind Parkway	Hobart	IN	46342	Lake	1	Industrial	Warehouse/Distribution	2006		101,437	Square Feet	100.0%	11/26/19
12.12	GACC	333 45th Street	333 45th Street	Munster	IN	46321	Lake	1	Industrial	Warehouse/Distribution	1999	2015	140,000	Square Feet	100.0%	02/06/20
12.13	GACC	221 South Swift Road	221 South Swift Road	Addison	IL	60101	DuPage	1	Industrial	Warehouse/Distribution	1995		110,000	Square Feet	100.0%	02/06/20
12.14	GACC	W234N2091 Ridgeview Parkway Court	W234N2091 Ridgeview Parkway Court	Pewaukee	WI	53188	Waukesha	1	Industrial	Warehouse/Distribution	2001		105,444	Square Feet	100.0%	02/06/20
12.15	GACC	2240 Creekside Parkway	2240 Creekside Parkway	Lockbourne	OH	43137	Franklin	1	Industrial	Warehouse/Distribution	2012		125,000	Square Feet	100.0%	02/06/20
12.16	GACC	201 South Swift Road	201 South Swift Road	Addison	IL	60101	DuPage	1	Industrial	Warehouse/Distribution	1995		85,000	Square Feet	100.0%	02/06/20
12.17	GACC	8441 Bearing Drive	8441 Bearing Drive	Indianapolis	IN	46268	Marion	1	Industrial	Warehouse/Distribution	2015		124,200	Square Feet	100.0%	02/06/20
12.18	GACC	4700 Ironwood Drive	4700 Ironwood Drive	Franklin	WI	53132	Milwaukee	1	Industrial	Warehouse/Distribution	2000		123,200	Square Feet	100.0%	02/06/20
12.19	GACC	4410 North 132nd Street	4410 North 132nd Street	Butler	WI	53007	Waukesha	1	Industrial	Warehouse/Distribution	1998		100,000	Square Feet	100.0%	11/26/19
12.20	GACC	999 Gerdt Court	999 Gerdt Court	Greenwood	IN	46143	Johnson	1	Industrial	Warehouse/Distribution	2001		132,315	Square Feet	100.0%	11/26/19
12.21	GACC	480 45th Street	480 45th Street	Munster	IN	46321	Lake	1	Industrial	Cold Storage	2002	2011	107,095	Square Feet	100.0%	02/06/20
12.22	GACC	12857 South Hamlin Court	12857 South Hamlin Court	Alsip	IL	60803	Cook	1	Industrial	Warehouse/Distribution	2014		45,000	Square Feet	100.0%	02/06/20
12.23	GACC	1695 Glen Ellyn Road	1695 Glen Ellyn Road	Glendale Heights	IL	60139	DuPage	1	Industrial	Warehouse/Distribution	2011		40,080	Square Feet	100.0%	02/06/20
12.24	GACC	1701-1721 Northwind Parkway	1701-1721 Northwind Parkway	Hobart	IN	46342	Lake	1	Industrial	Warehouse/Distribution	2005		94,786	Square Feet	100.0%	11/26/19
12.25	GACC	1245 Lakeside Drive	1245 Lakeside Drive	Romeoville	IL	60446	Will	1	Industrial	Warehouse/Distribution	1998		59,976	Square Feet	100.0%	02/06/20
12.26	GACC	3890 Perry Boulevard	3890 Perry Boulevard	Whitestown	IN	46075	Boone	1	Industrial	Warehouse/Distribution	2008	2013	70,000	Square Feet	100.0%	02/06/20
12.27	GACC	215 45th Street	215 45th Street	Munster	IN	46321	Lake	1	Industrial	Cold Storage	2000		65,000	Square Feet	100.0%	02/06/20
12.28	GACC	845 Telser Road	845 Telser Road	Lake Zurich	IL	60047	Lake	1	Industrial	Warehouse/Distribution	2016		20,000	Square Feet	100.0%	02/06/20
12.29	GACC	1851 Northwind Parkway	1851 Northwind Parkway	Hobart	IN	46342	Lake	1	Industrial	Warehouse/Distribution	2014		18,120	Square Feet	100.0%	02/06/20
12.30	GACC	1650 Northwind Parkway	1650 Northwind Parkway	Hobart	IN	46342	Lake	1	Industrial	Warehouse/Distribution	2006		50,400	Square Feet	100.0%	02/06/20
12.31	GACC	225 45th Street	225 45th Street	Munster	IN	46321	Lake	1	Industrial	Warehouse/Distribution	2000		45,000	Square Feet	100.0%	02/06/20
12.32	GACC	1600-1640 Northwind Parkway	1600-1640 Northwind Parkway	Hobart	IN	46342	Lake	1	Industrial	Warehouse/Distribution	2006		50,206	Square Feet	100.0%	11/26/19
12.33	GACC	235 45th Street	235 45th Street	Munster	IN	46321	Lake	1	Industrial	Warehouse/Distribution	2000		35,000	Square Feet	100.0%	02/06/20
13	CREFI	650 Madison Avenue	650 Madison Avenue	New York	NY	10022	New York	1	Mixed Use	Office/Retail	1957, 1987	2015	600,415	Square Feet	97.4%	10/01/19

A-1-1

ANNEX A-1

							Original		Current						Net
			Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt
Loan #	Seller(1)	Property Name	Value ($)(5)	Date	LTV %(5)	Balance ($)(6)(7)	per Unit ($)	Balance ($)(6)(7)	per Unit ($)	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)
1	JPMCB/GACC	1633 Broadway	2,400,000,000	10/24/19	41.7%	64,650,000	391	64,650,000	391	9.8%	No	No	2.99000	0.01300	2.97700	Actual/360	163,323.56
2	GACC	F5 Tower	470,000,000	11/05/19	39.4%	55,500,000	359	55,500,000	359	8.4%	No	No	3.69868	0.01300	3.68568	Actual/360	173,439.84
3	JPMCB/CREFI	Bellagio Hotel and Casino	4,260,000,000	10/16/19	39.3%	55,000,000	426,189	55,000,000	426,189	8.3%	No	No	3.170153	0.01300	3.157153	Actual/360	147,316.72
4	JPMCB	Kings Plaza	900,000,000	10/17/19	54.1%	55,000,000	600	55,000,000	600	8.3%	No	No	3.35880	0.01300	3.34580	Actual/360	156,083.13
5	JPMCB	1501 Broadway	900,000,000	10/11/19	22.2%	55,000,000	271	55,000,000	271	8.3%	No	No	3.03200	0.01300	3.01900	Actual/360	140,896.76
6	CREFI	805 Third Avenue	460,000,000	10/01/19	32.6%	55,000,000	252	55,000,000	252	8.3%	No	No	4.24000	0.01300	4.22700	Actual/360	197,032.41
7	GACC	55 Hudson Yards	2,400,000,000	10/15/19	39.4%	52,450,000	660	52,450,000	660	7.9%	No	No	2.95000	0.01300	2.93700	Actual/360	130,730.41
8	GACC	Southcenter Mall	980,000,000	11/17/19	22.2%	50,000,000	278	50,000,000	278	7.6%	No	No	2.88000	0.01425	2.86575	Actual/360	121,666.67
9	JPMCB	181 West Madison	375,289,826	10/22/19	28.8%	50,000,000	114	50,000,000	114	7.6%	No	No	3.90000	0.01300	3.88700	Actual/360	164,756.94
10	CREFI	Parkmerced	2,110,000,000	09/03/19	25.9%	45,000,000	172,828	45,000,000	172,828	6.8%	No	No	2.72457	0.01300	2.71157	30/360	102,171.38
11	GACC	560 Mission Street	842,000,000	10/31/19	35.6%	45,000,000	449	45,000,000	449	6.8%	No	No	2.58900	0.01300	2.57600	Actual/360	98,435.94
12	GACC	Starwood Industrial Portfolio	319,450,000	Various	45.2%	39,500,000	36	39,500,000	36	6.0%	No	No	3.23100	0.01425	3.21675	Actual/360	107,830.89
12.01	GACC	101 45th Street	24,400,000	10/29/19		3,017,061		3,017,061		0.5%
12.02	GACC	4820-4850 Indianapolis Road	18,800,000	10/30/19		2,324,620		2,324,620		0.4%
12.03	GACC	8401 Bearing Drive	18,300,000	10/30/19		2,262,795		2,262,795		0.3%
12.04	GACC	5900 North Meadows Drive	16,200,000	10/30/19		2,003,130		2,003,130		0.3%
12.05	GACC	5701 North Meadows Drive	14,900,000	10/30/19		1,842,385		1,842,385		0.3%
12.06	GACC	8421 Bearing Drive	12,900,000	10/30/19		1,595,085		1,595,085		0.2%
12.07	GACC	6451-6471 Northwind Parkway	12,500,000	10/29/19		1,545,625		1,545,625		0.2%
12.08	GACC	4910-4938 Indianapolis Road	12,200,000	10/30/19		1,508,530		1,508,530		0.2%
12.09	GACC	6221-6241 Northwind Parkway	12,000,000	10/29/19		1,483,800		1,483,800		0.2%
12.10	GACC	775 Commerce Parkway West Drive	11,500,000	10/30/19		1,421,975		1,421,975		0.2%
12.11	GACC	1901 Northwind Parkway	11,100,000	10/29/19		1,372,515		1,372,515		0.2%
12.12	GACC	333 45th Street	10,600,000	10/29/19		1,310,690		1,310,690		0.2%
12.13	GACC	221 South Swift Road	10,200,000	10/30/19		1,261,230		1,261,230		0.2%
12.14	GACC	W234N2091 Ridgeview Parkway Court	9,600,000	10/29/19		1,187,040		1,187,040		0.2%
12.15	GACC	2240 Creekside Parkway	9,200,000	10/30/19		1,137,580		1,137,580		0.2%
12.16	GACC	201 South Swift Road	9,100,000	10/30/19		1,125,215		1,125,215		0.2%
12.17	GACC	8441 Bearing Drive	9,000,000	10/30/19		1,112,850		1,112,850		0.2%
12.18	GACC	4700 Ironwood Drive	8,800,000	10/29/19		1,088,120		1,088,120		0.2%
12.19	GACC	4410 North 132nd Street	8,500,000	10/29/19		1,051,025		1,051,025		0.2%
12.20	GACC	999 Gerdt Court	8,300,000	10/30/19		1,026,295		1,026,295		0.2%
12.21	GACC	480 45th Street	8,200,000	10/29/19		1,013,930		1,013,930		0.2%
12.22	GACC	12857 South Hamlin Court	7,800,000	10/30/19		964,470		964,470		0.1%
12.23	GACC	1695 Glen Ellyn Road	7,300,000	10/30/19		902,645		902,645		0.1%
12.24	GACC	1701-1721 Northwind Parkway	7,200,000	10/30/19		890,280		890,280		0.1%
12.25	GACC	1245 Lakeside Drive	6,300,000	10/30/19		778,995		778,995		0.1%
12.26	GACC	3890 Perry Boulevard	6,200,000	10/30/19		766,630		766,630		0.1%
12.27	GACC	215 45th Street	4,550,000	10/29/19		562,608		562,608		0.1%
12.28	GACC	845 Telser Road	4,500,000	10/30/19		556,425		556,425		0.1%
12.29	GACC	1851 Northwind Parkway	4,500,000	10/30/19		556,425		556,425		0.1%
12.30	GACC	1650 Northwind Parkway	4,000,000	10/29/19		494,600		494,600		0.1%
12.31	GACC	225 45th Street	4,000,000	10/29/19		494,600		494,600		0.1%
12.32	GACC	1600-1640 Northwind Parkway	3,900,000	10/29/19		482,235		482,235		0.1%
12.33	GACC	235 45th Street	2,900,000	10/29/19		358,585		358,585		0.1%
13	CREFI	650 Madison Avenue	1,210,000,000	10/31/19	48.5%	37,900,000	977	37,900,000	977	5.7%	No	No	3.48600	0.01300	3.47300	Actual/360	111,628.66

A-1-2

ANNEX A-1

			Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period
Loan #	Seller(1)	Property Name	Service ($)(11)	Note Date	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)(12)	(Default)(12)	Maturity Date	ARD Loan
1	JPMCB/GACC	1633 Broadway	1,959,882.72	11/25/19	01/06/20			118	0	120	2	6	0	0	12/06/29	No
2	GACC	F5 Tower	2,081,278.08	12/19/19	02/06/20			119	0	120	1	6	0	0	01/06/30	Yes
3	JPMCB/CREFI	Bellagio Hotel and Casino	1,767,800.64	11/15/19	01/05/20			118	0	120	2	5	0	0	12/05/29	No
4	JPMCB	Kings Plaza	1,872,997.56	12/03/19	02/01/20			119	0	120	1	1	5	0	01/01/30	No
5	JPMCB	1501 Broadway	1,690,761.12	12/12/19	02/06/20			119	0	120	1	6	0	0	01/06/30	No
6	CREFI	805 Third Avenue	2,364,388.92	11/08/19	01/06/20			118	0	120	2	6	0	0	12/06/29	No
7	GACC	55 Hudson Yards	1,568,764.92	11/21/19	01/06/20			118	0	120	2	6	0	0	12/06/29	No
8	GACC	Southcenter Mall	1,460,000.04	12/11/19	02/01/20			119	0	120	1	1	5	5	01/01/30	No
9	JPMCB	181 West Madison	1,977,083.28	11/27/19	01/01/20			82	0	84	2	1	0	0	12/01/26	No
10	CREFI	Parkmerced	1,226,056.56	11/26/19	01/09/20			58	0	60	2	9	0	0	12/09/24	No
11	GACC	560 Mission Street	1,181,231.28	12/05/19	01/06/20			118	0	120	2	6	5	0	12/06/29	No
12	GACC	Starwood Industrial Portfolio	1,293,970.68	11/26/19	01/06/20			118	0	120	2	6	0	0	12/06/29	No
12.01	GACC	101 45th Street
12.02	GACC	4820-4850 Indianapolis Road
12.03	GACC	8401 Bearing Drive
12.04	GACC	5900 North Meadows Drive
12.05	GACC	5701 North Meadows Drive
12.06	GACC	8421 Bearing Drive
12.07	GACC	6451-6471 Northwind Parkway
12.08	GACC	4910-4938 Indianapolis Road
12.09	GACC	6221-6241 Northwind Parkway
12.10	GACC	775 Commerce Parkway West Drive
12.11	GACC	1901 Northwind Parkway
12.12	GACC	333 45th Street
12.13	GACC	221 South Swift Road
12.14	GACC	W234N2091 Ridgeview Parkway Court
12.15	GACC	2240 Creekside Parkway
12.16	GACC	201 South Swift Road
12.17	GACC	8441 Bearing Drive
12.18	GACC	4700 Ironwood Drive
12.19	GACC	4410 North 132nd Street
12.20	GACC	999 Gerdt Court
12.21	GACC	480 45th Street
12.22	GACC	12857 South Hamlin Court
12.23	GACC	1695 Glen Ellyn Road
12.24	GACC	1701-1721 Northwind Parkway
12.25	GACC	1245 Lakeside Drive
12.26	GACC	3890 Perry Boulevard
12.27	GACC	215 45th Street
12.28	GACC	845 Telser Road
12.29	GACC	1851 Northwind Parkway
12.30	GACC	1650 Northwind Parkway
12.31	GACC	225 45th Street
12.32	GACC	1600-1640 Northwind Parkway
12.33	GACC	235 45th Street
13	CREFI	650 Madison Avenue	1,339,543.92	11/26/19	01/08/20			118	0	120	2	8	3	0	12/08/29	No

A-1-3

ANNEX A-1

							HISTORICAL FINANCIALS(14)

			Final	Maturity/ARD	Maturity	Prepayment	2016	2016	2016	2017	2017	2017	2018	2018
Loan #	Seller(1)	Property Name	Mat Date	Balance ($)(6)	LTV %(5)	Provision (Payments)(13)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)
1	JPMCB/GACC	1633 Broadway	12/06/29	64,650,000	41.7%	L(26),Def(87),O(7)	155,689,790	61,868,404	93,821,386	159,464,803	65,274,796	94,190,007	179,219,236	70,120,786
2	GACC	F5 Tower	09/06/33	55,500,000	39.4%	L(24),Grtr1%orYM(1),DeforGrtr1%orYM(88),O(7)
3	JPMCB/CREFI	Bellagio Hotel and Casino	12/05/29	55,000,000	39.3%	Grtr0.5%orYM(26),DeforGrtr0.5%orYM(87),O(7)	1,364,138,212	883,316,117	480,822,095	1,365,570,769	859,834,535	505,736,234	1,367,835,267	877,969,225
4	JPMCB	Kings Plaza	01/01/30	55,000,000	54.1%	L(25),Grtr1%orYM(90),O(5)	71,759,240	29,160,529	42,598,711	64,923,243	25,486,495	39,436,748	69,684,148	27,595,961
5	JPMCB	1501 Broadway	01/06/30	55,000,000	22.2%	L(25),Def(90),O(5)	38,584,990	19,391,068	19,193,922	40,459,655	20,217,261	20,242,394	44,459,219	20,188,804
6	CREFI	805 Third Avenue	12/06/29	55,000,000	32.6%	L(26),Def(87),O(7)	30,653,344	14,898,290	15,755,054	29,950,919	15,081,158	14,869,761	31,876,971	15,290,213
7	GACC	55 Hudson Yards	12/06/29	52,450,000	39.4%	L(26),DeforGrtr1%orYM(87),O(7)
8	GACC	Southcenter Mall	01/01/30	50,000,000	22.2%	L(25),DeforGrtr1%orYM(91),O(4)	62,363,757	17,594,460	44,769,297	61,877,793	18,294,166	43,583,627	63,260,401	19,078,116
9	JPMCB	181 West Madison	12/01/26	50,000,000	28.8%	L(26),Def(53),O(5)				38,996,305	15,793,194	23,203,111	38,476,327	17,173,921
10	CREFI	Parkmerced	12/09/24	45,000,000	25.9%	YM(57),O(3)	83,181,077	38,976,882	44,204,195	90,052,338	40,409,981	49,642,357	95,282,237	41,596,712
11	GACC	560 Mission Street	12/06/29	45,000,000	35.6%	L(26),DeforGrtr1%orYM(87),O(7)	50,385,582	12,540,816	37,844,766	42,356,897	11,585,462	30,771,436	49,571,805	11,702,280
12	GACC	Starwood Industrial Portfolio	12/06/29	39,500,000	45.2%	L(26),Def(90),O(4)				21,058,823	4,735,117	16,323,706	22,326,752	5,213,552
12.01	GACC	101 45th Street		3,017,061						1,650,705	472,856	1,177,849	946,261	557,687
12.02	GACC	4820-4850 Indianapolis Road		2,324,620						627,749	135,220	492,529	1,183,932	160,064
12.03	GACC	8401 Bearing Drive		2,262,795						1,286,864	139,410	1,147,454	1,520,727	247,258
12.04	GACC	5900 North Meadows Drive		2,003,130						892,360	508,885	383,475	1,269,866	554,658
12.05	GACC	5701 North Meadows Drive		1,842,385						1,293,772	464,854	828,918	1,348,864	493,248
12.06	GACC	8421 Bearing Drive		1,595,085						757,259	86,472	670,787	738,237	126,425
12.07	GACC	6451-6471 Northwind Parkway		1,545,625						717,424	128,860	588,565	902,730	144,034
12.08	GACC	4910-4938 Indianapolis Road		1,508,530						444,731	135,298	309,433	761,921	97,686
12.09	GACC	6221-6241 Northwind Parkway		1,483,800						899,965	237,017	662,948	932,905	277,082
12.10	GACC	775 Commerce Parkway West Drive		1,421,975						503,357	68,700	434,657	520,062	70,481
12.11	GACC	1901 Northwind Parkway		1,372,515						1,011,074	209,378	801,696	1,080,973	217,303
12.12	GACC	333 45th Street		1,310,690						651,000	22,627	628,373	651,000	27,309
12.13	GACC	221 South Swift Road		1,261,230						476,300	15,074	461,226	565,675	19,506
12.14	GACC	W234N2091 Ridgeview Parkway Court		1,187,040						839,587	118,769	720,818	770,953	111,683
12.15	GACC	2240 Creekside Parkway		1,137,580						646,718	52,362	594,357	688,887	80,991
12.16	GACC	201 South Swift Road		1,125,215						488,184	194,393	293,791	641,561	181,762
12.17	GACC	8441 Bearing Drive		1,112,850						376,927	88,330	288,597	581,294	111,666
12.18	GACC	4700 Ironwood Drive		1,088,120						743,927	186,720	557,207	722,520	166,173
12.19	GACC	4410 North 132nd Street		1,051,025						724,771	213,364	511,406	626,181	230,490
12.20	GACC	999 Gerdt Court		1,026,295						679,399	183,851	495,548	666,142	171,473
12.21	GACC	480 45th Street		1,013,930						569,471	20,893	548,578	353,643	96,641
12.22	GACC	12857 South Hamlin Court		964,470						585,217	164,051	421,166	618,715	194,648
12.23	GACC	1695 Glen Ellyn Road		902,645						595,571	139,684	455,887	600,532	138,413
12.24	GACC	1701-1721 Northwind Parkway		890,280						644,871	185,735	459,135	662,171	194,092
12.25	GACC	1245 Lakeside Drive		778,995						417,576	143,974	273,602	407,773	161,805
12.26	GACC	3890 Perry Boulevard		766,630						386,242	58,482	327,760	396,331	66,688
12.27	GACC	215 45th Street		562,608						296,833	9,916	286,917	303,333	11,967
12.28	GACC	845 Telser Road		556,425						313,289	41,272	272,018	342,147	48,087
12.29	GACC	1851 Northwind Parkway		556,425						340,668	54,854	285,814	333,543	38,768
12.30	GACC	1650 Northwind Parkway		494,600						255,915	10,671	245,245	264,019	12,264
12.31	GACC	225 45th Street		494,600						238,125	12,729	225,396	242,625	9,622
12.32	GACC	1600-1640 Northwind Parkway		482,235						449,668	143,743	305,924	432,396	130,109
12.33	GACC	235 45th Street		358,585						253,304	86,673	166,631	248,831	63,469
13	CREFI	650 Madison Avenue	12/08/29	37,900,000	48.5%	L(26),Def(87),O(7)	67,178,535	24,477,341	42,701,194	72,488,704	25,947,358	46,541,346	75,039,495	26,481,999

A-1-4

ANNEX A-1

			HISTORICAL FINANCIALS(14)
								UW
			2018	Most Recent	Most Recent	Most Recent		Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI
Loan #	Seller(1)	Property Name	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)(15)	As of	Occupancy %	Revenues ($)(4)	Expenses ($)	NOI ($)(4)(15)(16)	Items ($)	NCF ($)(4)(16)	NOI DSCR(17)	DSCR(17)	Debt Yield %
1	JPMCB/GACC	1633 Broadway	109,098,450	182,760,348	71,951,033	110,809,315	09/30/19	95.9%	190,585,947	71,435,784	119,150,163	2,472,436	116,677,727	3.93	3.84	11.9%
2	GACC	F5 Tower		31,110,161	8,731,929	22,378,232	T1 Annualized 12/31/2019	95.2%	32,787,852	8,792,416	23,995,436	876,381	23,119,056	3.46	3.33	13.0%
3	JPMCB/CREFI	Bellagio Hotel and Casino	489,866,042	1,349,062,464	874,997,149	474,065,315	09/30/19	94.8%	1,349,062,464	874,997,149	474,065,315	20,235,937	453,829,378	8.80	8.42	28.3%
4	JPMCB	Kings Plaza	42,088,187	76,315,642	28,858,298	47,457,344	09/30/19	95.0%	81,045,187	29,004,262	52,040,925	1,134,954	50,905,970	3.14	3.07	10.7%
5	JPMCB	1501 Broadway	24,270,415	45,988,841	21,992,510	23,996,331	09/30/19	81.6%	50,507,018	22,848,219	27,658,799	870,216	26,788,583	4.50	4.36	13.8%
6	CREFI	805 Third Avenue	16,586,758	31,859,168	15,087,482	16,771,686	08/31/19	91.3%	33,275,196	15,020,787	18,254,409	1,319,220	16,935,189	2.83	2.63	12.2%
7	GACC	55 Hudson Yards						96.6%	149,111,008	45,210,677	103,900,331	3,864,272	100,036,059	3.68	3.54	11.0%
8	GACC	Southcenter Mall	44,182,284	60,001,063	18,292,261	41,708,802	10/31/19	90.7%	59,376,497	16,700,013	42,676,484	1,127,618	41,548,866	6.70	6.53	19.6%
9	JPMCB	181 West Madison	21,302,406	39,800,913	17,954,617	21,846,296	09/30/19	92.0%	41,394,765	19,384,258	22,010,506	2,081,418	19,929,089	5.16	4.67	20.4%
10	CREFI	Parkmerced	53,685,525	99,501,311	43,742,948	55,758,363	08/31/19	91.9%	102,983,881	42,514,116	60,469,764	791,250	59,678,514	4.06	4.00	11.1%
11	GACC	560 Mission Street	37,869,525	50,792,721	12,479,248	38,313,473	09/30/19	96.0%	54,738,187	12,064,089	42,674,098	1,469,928	41,204,170	5.42	5.23	14.2%
12	GACC	Starwood Industrial Portfolio	17,113,200					95.0%	26,338,363	7,461,253	18,877,110	1,493,800	17,383,310	3.99	3.67	13.1%
12.01	GACC	101 45th Street	388,574					95.0%	2,182,784	554,260	1,628,525	113,164	1,515,360
12.02	GACC	4820-4850 Indianapolis Road	1,023,868					95.0%	1,289,010	255,245	1,033,764	101,033	932,732
12.03	GACC	8401 Bearing Drive	1,273,469					95.0%	1,370,682	285,114	1,085,568	87,316	998,252
12.04	GACC	5900 North Meadows Drive	715,207					95.0%	1,474,095	617,838	856,257	94,656	761,601
12.05	GACC	5701 North Meadows Drive	855,616					95.0%	1,383,753	584,653	799,101	92,161	706,940
12.06	GACC	8421 Bearing Drive	611,812					95.0%	887,036	186,509	700,527	46,678	653,850
12.07	GACC	6451-6471 Northwind Parkway	758,696					95.0%	959,134	199,654	759,480	58,043	701,437
12.08	GACC	4910-4938 Indianapolis Road	664,235					95.0%	809,898	143,521	666,377	53,625	612,752
12.09	GACC	6221-6241 Northwind Parkway	655,822					95.0%	1,026,222	382,298	643,924	57,658	586,266
12.10	GACC	775 Commerce Parkway West Drive	449,581					95.0%	799,547	101,972	697,575	52,884	644,690
12.11	GACC	1901 Northwind Parkway	863,670					95.0%	1,089,747	321,906	767,840	48,577	719,263
12.12	GACC	333 45th Street	623,691					95.0%	919,741	271,897	647,844	52,668	595,176
12.13	GACC	221 South Swift Road	546,169					95.0%	788,278	259,290	528,987	43,181	485,806
12.14	GACC	W234N2091 Ridgeview Parkway Court	659,270					95.0%	700,785	114,411	586,374	39,764	546,610
12.15	GACC	2240 Creekside Parkway	607,896					95.0%	910,231	348,263	561,968	49,637	512,332
12.16	GACC	201 South Swift Road	459,799					95.0%	748,895	294,227	454,668	36,896	417,772
12.17	GACC	8441 Bearing Drive	469,628					95.0%	625,134	161,410	463,724	42,194	421,531
12.18	GACC	4700 Ironwood Drive	556,348					95.0%	721,128	184,917	536,211	43,992	492,219
12.19	GACC	4410 North 132nd Street	395,692					95.0%	787,646	279,074	508,572	40,784	467,788
12.20	GACC	999 Gerdt Court	494,669					95.0%	679,876	232,655	447,221	45,304	401,917
12.21	GACC	480 45th Street	257,002					95.0%	765,833	161,078	604,755	38,056	566,700
12.22	GACC	12857 South Hamlin Court	424,067					95.0%	664,701	193,301	471,400	25,724	445,676
12.23	GACC	1695 Glen Ellyn Road	462,119					95.0%	612,878	144,685	468,193	22,921	445,272
12.24	GACC	1701-1721 Northwind Parkway	468,079					95.0%	685,154	244,477	440,678	36,062	404,616
12.25	GACC	1245 Lakeside Drive	245,968					95.0%	500,222	191,069	309,153	25,322	283,831
12.26	GACC	3890 Perry Boulevard	329,644					95.0%	412,923	91,318	321,605	24,877	296,728
12.27	GACC	215 45th Street	291,366					95.0%	401,686	112,543	289,143	23,808	265,335
12.28	GACC	845 Telser Road	294,060					95.0%	369,948	56,349	313,598	12,463	301,135
12.29	GACC	1851 Northwind Parkway	294,775					95.0%	350,028	44,891	305,137	12,669	292,468
12.30	GACC	1650 Northwind Parkway	251,755					95.0%	338,170	96,420	241,750	19,205	222,544
12.31	GACC	225 45th Street	233,003					95.0%	331,235	106,702	224,533	17,196	207,338
12.32	GACC	1600-1640 Northwind Parkway	302,287					95.0%	501,937	168,716	333,220	21,619	311,602
12.33	GACC	235 45th Street	185,362					95.0%	250,027	70,590	179,438	13,664	165,774
13	CREFI	650 Madison Avenue	48,557,496	78,288,218	27,326,681	50,961,537	09/30/19	96.3%	87,327,989	28,901,495	58,426,495	1,650,104	56,776,391	2.82	2.74	10.0%

A-1-5

ANNEX A-1

UPFRONT ESCROW(20)

			UW NCF		Ground Lease	Ground Lease	Franchise		Upfront Capex	Upfront Engin.	Upfront Envir.
Loan #	Seller(1)	Property Name	Debt Yield %	Title Type(18)	Expiration	Extension Terms	Expiration Date(19)	PML %	Reserve ($)	Reserve ($)	Reserve ($)
1	JPMCB/GACC	1633 Broadway	11.7%	Fee					0	0	0
2	GACC	F5 Tower	12.5%	Fee				9%	0	0	0
3	JPMCB/CREFI	Bellagio Hotel and Casino	27.1%	Fee/Leasehold	04/27/2033	Two, 20-year options			0	0	0
4	JPMCB	Kings Plaza	10.5%	Fee/Leasehold	05/28/2028	Three, 10-year options followed by one, nine-year option			0	0	0
5	JPMCB	1501 Broadway	13.4%	Fee					0	955,000	0
6	CREFI	805 Third Avenue	11.3%	Fee					0	458,500	0
7	GACC	55 Hudson Yards	10.6%	Fee					0	0	0
8	GACC	Southcenter Mall	19.1%	Fee/Leasehold	06/30/2045	None		10%	0	0	0
9	JPMCB	181 West Madison	18.5%	Fee					0	0	0
10	CREFI	Parkmerced	10.9%	Fee				18%	0	108,207	0
11	GACC	560 Mission Street	13.7%	Fee				9%	0	0	0
12	GACC	Starwood Industrial Portfolio	12.0%	Fee					0	0	0
12.01	GACC	101 45th Street		Fee
12.02	GACC	4820-4850 Indianapolis Road		Fee
12.03	GACC	8401 Bearing Drive		Fee
12.04	GACC	5900 North Meadows Drive		Fee
12.05	GACC	5701 North Meadows Drive		Fee
12.06	GACC	8421 Bearing Drive		Fee
12.07	GACC	6451-6471 Northwind Parkway		Fee
12.08	GACC	4910-4938 Indianapolis Road		Fee
12.09	GACC	6221-6241 Northwind Parkway		Fee
12.10	GACC	775 Commerce Parkway West Drive		Fee
12.11	GACC	1901 Northwind Parkway		Fee
12.12	GACC	333 45th Street		Fee
12.13	GACC	221 South Swift Road		Fee
12.14	GACC	W234N2091 Ridgeview Parkway Court		Fee
12.15	GACC	2240 Creekside Parkway		Fee
12.16	GACC	201 South Swift Road		Fee
12.17	GACC	8441 Bearing Drive		Fee
12.18	GACC	4700 Ironwood Drive		Fee
12.19	GACC	4410 North 132nd Street		Fee
12.20	GACC	999 Gerdt Court		Fee
12.21	GACC	480 45th Street		Fee
12.22	GACC	12857 South Hamlin Court		Fee
12.23	GACC	1695 Glen Ellyn Road		Fee
12.24	GACC	1701-1721 Northwind Parkway		Fee
12.25	GACC	1245 Lakeside Drive		Fee
12.26	GACC	3890 Perry Boulevard		Fee
12.27	GACC	215 45th Street		Fee
12.28	GACC	845 Telser Road		Fee
12.29	GACC	1851 Northwind Parkway		Fee
12.30	GACC	1650 Northwind Parkway		Fee
12.31	GACC	225 45th Street		Fee
12.32	GACC	1600-1640 Northwind Parkway		Fee
12.33	GACC	235 45th Street		Fee
13	CREFI	650 Madison Avenue	9.7%	Fee					0	0	0

A-1-6

ANNEX A-1

UPFRONT ESCROW(20)

			Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	JPMCB/GACC	1633 Broadway	0	0	0	0	36,389,727	Unfunded Obligations Reserve
2	GACC	F5 Tower	0	644,935	0	0	0
3	JPMCB/CREFI	Bellagio Hotel and Casino	0	0	0	0	0
4	JPMCB	Kings Plaza	0	0	0	0	0
5	JPMCB	1501 Broadway	0	0	0	0	0
6	CREFI	805 Third Avenue	4,000,000	0	0	0	713,361	Unfunded Obligation Reserve
7	GACC	55 Hudson Yards	34,260,641	0	0	0	26,956,977	Free Rent Escrow Reserve: 11,482,346; Milbank Escrow Reserve: 11,000,000; MarketAxess Escrow Reserve: 4,474,631
8	GACC	Southcenter Mall	0	0	0	0	0
9	JPMCB	181 West Madison	157,683	0	0	0	2,822,678	Free Rent Reserve: 1,532,852; Outstanding Rollover Reserve: 1,229,826; Outstanding Capex Reserve: 60,000
10	CREFI	Parkmerced	0	795,083	0	0	0
11	GACC	560 Mission Street	2,152,612	0	0	0	0
12	GACC	Starwood Industrial Portfolio	0	0	0	0	880,000	Roof Repair Reserve
12.01	GACC	101 45th Street
12.02	GACC	4820-4850 Indianapolis Road
12.03	GACC	8401 Bearing Drive
12.04	GACC	5900 North Meadows Drive
12.05	GACC	5701 North Meadows Drive
12.06	GACC	8421 Bearing Drive
12.07	GACC	6451-6471 Northwind Parkway
12.08	GACC	4910-4938 Indianapolis Road
12.09	GACC	6221-6241 Northwind Parkway
12.10	GACC	775 Commerce Parkway West Drive
12.11	GACC	1901 Northwind Parkway
12.12	GACC	333 45th Street
12.13	GACC	221 South Swift Road
12.14	GACC	W234N2091 Ridgeview Parkway Court
12.15	GACC	2240 Creekside Parkway
12.16	GACC	201 South Swift Road
12.17	GACC	8441 Bearing Drive
12.18	GACC	4700 Ironwood Drive
12.19	GACC	4410 North 132nd Street
12.20	GACC	999 Gerdt Court
12.21	GACC	480 45th Street
12.22	GACC	12857 South Hamlin Court
12.23	GACC	1695 Glen Ellyn Road
12.24	GACC	1701-1721 Northwind Parkway
12.25	GACC	1245 Lakeside Drive
12.26	GACC	3890 Perry Boulevard
12.27	GACC	215 45th Street
12.28	GACC	845 Telser Road
12.29	GACC	1851 Northwind Parkway
12.30	GACC	1650 Northwind Parkway
12.31	GACC	225 45th Street
12.32	GACC	1600-1640 Northwind Parkway
12.33	GACC	235 45th Street
13	CREFI	650 Madison Avenue	0	0	0	0	9,576,014	Free Rent Reserve: 6,378,315; Unfunded Obligations: 3,197,699

A-1-7

ANNEX A-1

			MONTHLY ESCROW(21)							RESERVE CAPS(22)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly	CapEx	Envir.
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)	Reserve Cap ($)	Reserve Cap ($)
1	JPMCB/GACC	1633 Broadway	Springing	0	Springing	Springing	Springing	0		1,024,605
2	GACC	F5 Tower	Springing	0	0	214,978	Springing	Springing	Lease Sweep Reserve
3	JPMCB/CREFI	Bellagio Hotel and Casino	Springing	0	0	Springing	Springing	0
4	JPMCB	Kings Plaza	Springing	0	Springing	Springing	Springing	Springing	Ground Rent Reserve	24 times monthly constant
5	JPMCB	1501 Broadway	0	0	0	Springing	Springing	0
6	CREFI	805 Third Avenue	9,807	0	Springing	700,333	Springing	0		450,000
7	GACC	55 Hudson Yards	Springing	0	Springing	Springing	Springing	0
8	GACC	Southcenter Mall	Springing	0	Springing	Springing	Springing	Springing	Parking Area Rent Reserve	148,783
9	JPMCB	181 West Madison	Springing	0	157,683	Springing	Springing	0		567,660
10	CREFI	Parkmerced	65,938	0	0	795,083	Springing	0
11	GACC	560 Mission Street	Springing	0	Springing	Springing	Springing	0		267,260
12	GACC	Starwood Industrial Portfolio	Springing	0	Springing	Springing	Springing	0		1,221,119
12.01	GACC	101 45th Street
12.02	GACC	4820-4850 Indianapolis Road
12.03	GACC	8401 Bearing Drive
12.04	GACC	5900 North Meadows Drive
12.05	GACC	5701 North Meadows Drive
12.06	GACC	8421 Bearing Drive
12.07	GACC	6451-6471 Northwind Parkway
12.08	GACC	4910-4938 Indianapolis Road
12.09	GACC	6221-6241 Northwind Parkway
12.10	GACC	775 Commerce Parkway West Drive
12.11	GACC	1901 Northwind Parkway
12.12	GACC	333 45th Street
12.13	GACC	221 South Swift Road
12.14	GACC	W234N2091 Ridgeview Parkway Court
12.15	GACC	2240 Creekside Parkway
12.16	GACC	201 South Swift Road
12.17	GACC	8441 Bearing Drive
12.18	GACC	4700 Ironwood Drive
12.19	GACC	4410 North 132nd Street
12.20	GACC	999 Gerdt Court
12.21	GACC	480 45th Street
12.22	GACC	12857 South Hamlin Court
12.23	GACC	1695 Glen Ellyn Road
12.24	GACC	1701-1721 Northwind Parkway
12.25	GACC	1245 Lakeside Drive
12.26	GACC	3890 Perry Boulevard
12.27	GACC	215 45th Street
12.28	GACC	845 Telser Road
12.29	GACC	1851 Northwind Parkway
12.30	GACC	1650 Northwind Parkway
12.31	GACC	225 45th Street
12.32	GACC	1600-1640 Northwind Parkway
12.33	GACC	235 45th Street
13	CREFI	650 Madison Avenue	Springing	0	Springing	Springing	Springing	0

A-1-8

ANNEX A-1

			RESERVE CAPS(22)						LARGEST TENANT (4), (23), (24), (25)

			TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration
1	JPMCB/GACC	1633 Broadway	5,123,024					No	Allianz Asset Management of America L.P.	320,911	01/31/31
2	GACC	F5 Tower					Various	Yes	F5 Networks, Inc.	515,518	09/30/33
3	JPMCB/CREFI	Bellagio Hotel and Casino						No
4	JPMCB	Kings Plaza	24 times monthly constant					No	Lowe's Home Centers	114,000	05/31/28
5	JPMCB	1501 Broadway						No	Hardesty & Hanover	52,364	12/31/30
6	CREFI	805 Third Avenue	4,000,000					No	Meredith Corporation	212,594	12/31/26
7	GACC	55 Hudson Yards						No	Point72	332,283	04/30/34
8	GACC	Southcenter Mall	978,835					No	American Multi-Cinema	70,000	07/31/23
9	JPMCB	181 West Madison	7,000,000					No	The Northern Trust Company	400,030	12/31/25
10	CREFI	Parkmerced						No
11	GACC	560 Mission Street	2,004,447					No	JP Morgan	246,384	09/30/25
12	GACC	Starwood Industrial Portfolio	2,849,277					Various
12.01	GACC	101 45th Street						No	McJunkin Corp.	140,980	12/31/23
12.02	GACC	4820-4850 Indianapolis Road						No	Cummins Inc.	171,000	08/10/21
12.03	GACC	8401 Bearing Drive						No	The Harvard Drug Store	196,200	06/30/25
12.04	GACC	5900 North Meadows Drive						Yes	CTDI	269,831	02/28/23
12.05	GACC	5701 North Meadows Drive						No	ODW Logistics	190,400	11/30/23
12.06	GACC	8421 Bearing Drive						No	Sankyo America	67,850	11/30/25
12.07	GACC	6451-6471 Northwind Parkway						No	Calpipe Industries	105,952	03/31/23
12.08	GACC	4910-4938 Indianapolis Road						No	Stephen Gould Corp.	130,000	03/31/30
12.09	GACC	6221-6241 Northwind Parkway						No	Foremost Groups	87,985	11/30/20
12.10	GACC	775 Commerce Parkway West Drive						Yes	Poynter Sheet Metal	155,000	12/31/34
12.11	GACC	1901 Northwind Parkway						No	Furmanite America	36,782	08/31/21
12.12	GACC	333 45th Street						Yes	Staley	140,000	07/31/24
12.13	GACC	221 South Swift Road						Yes	Mondelez	110,000	08/31/20
12.14	GACC	W234N2091 Ridgeview Parkway Court						Yes	Anixter International, Inc.	105,444	06/30/30
12.15	GACC	2240 Creekside Parkway						Yes	Meadowbrook Meat Company	125,000	03/31/24
12.16	GACC	201 South Swift Road						Yes	Men's Warehouse	85,000	05/31/23
12.17	GACC	8441 Bearing Drive						Yes	Old Castle	124,200	05/31/32
12.18	GACC	4700 Ironwood Drive						Yes	API Heat Transfer	123,200	07/31/26
12.19	GACC	4410 North 132nd Street						No	Keystone Automotive Industries	48,282	11/30/25
12.20	GACC	999 Gerdt Court						No	Poly-Tainer	66,282	03/31/24
12.21	GACC	480 45th Street						Yes	Three Floyds Brewing, LLC.	107,095	06/30/33
12.22	GACC	12857 South Hamlin Court						Yes	Bimbo Bakeries	45,000	11/30/29
12.23	GACC	1695 Glen Ellyn Road						Yes	Bimbo Bakeries	40,080	02/28/27
12.24	GACC	1701-1721 Northwind Parkway						No	Vision Integrated Graphics	62,800	06/30/20
12.25	GACC	1245 Lakeside Drive						Yes	Crown Corr	59,976	08/31/24
12.26	GACC	3890 Perry Boulevard						Yes	MWI Veterinary Supply Co.	70,000	09/30/22
12.27	GACC	215 45th Street						Yes	Carl Budding and Company	65,000	04/30/21
12.28	GACC	845 Telser Road						Yes	Bimbo Bakeries	20,000	05/31/31
12.29	GACC	1851 Northwind Parkway						Yes	Sunbelt Rentals	18,120	05/31/30
12.30	GACC	1650 Northwind Parkway						Yes	John Tillman & Co.	50,400	10/31/22
12.31	GACC	225 45th Street						Yes	Rockwell Automation	45,000	07/31/20
12.32	GACC	1600-1640 Northwind Parkway						No	Steiner Electric	18,960	08/31/22
12.33	GACC	235 45th Street						Yes	Holland Special Delivery	35,000	09/30/24
13	CREFI	650 Madison Avenue						No	Ralph Lauren Corporation	277,016	12/31/24

A-1-9

ANNEX A-1

			2nd LARGEST TENANT (4), (23), (24), (25)			3rd LARGEST TENANT (4), (23), (24), (25)			4th LARGEST TENANT (4), (23), (24), (25)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration
1	JPMCB/GACC	1633 Broadway	WMG Acquisition Corp	293,888	07/31/29	Showtime Networks Inc	261,196	01/31/26	Morgan Stanley & Co	260,829	03/31/32
2	GACC	F5 Tower
3	JPMCB/CREFI	Bellagio Hotel and Casino
4	JPMCB	Kings Plaza	Primark	102,805	07/31/38	JCPenney	94,895	07/31/38	Burlington	55,078	07/31/28
5	JPMCB	1501 Broadway	Tremor Video	50,965	01/31/25	Hard Rock Café	47,256	01/10/36	REGUS	39,854	11/30/24
6	CREFI	805 Third Avenue	Toyota Tsusho America, Inc.	41,322	11/30/22	Poten & Partners Inc.	29,696	06/30/20	Asset International, Inc.	23,800	12/31/20
7	GACC	55 Hudson Yards	Milbank, Tweed, Hadley & McCloy	287,333	03/31/34	Cooley	146,227	09/30/39	Boies, Schiller & Flexner	110,732	06/30/35
8	GACC	Southcenter Mall	Seafood City	44,413	07/15/25	Round One	40,576	07/31/25	The Container Store	25,452	02/28/27
9	JPMCB	181 West Madison	Quantitative Risk Management Inc	107,092	03/31/22	The Marmon Group	45,123	12/31/22	CIBC	42,414	12/31/29
10	CREFI	Parkmerced
11	GACC	560 Mission Street	EY	122,760	12/31/28	TIAA-CREF	64,696	09/30/27	ARUP	49,832	09/30/26
12	GACC	Starwood Industrial Portfolio
12.01	GACC	101 45th Street	FedEx Ground Package Systems, Inc.	76,993	07/31/22	List Industries	66,098	05/31/24
12.02	GACC	4820-4850 Indianapolis Road	Hyperikon, Inc.	152,000	01/31/23
12.03	GACC	8401 Bearing Drive	MS International	70,200	05/31/26
12.04	GACC	5900 North Meadows Drive
12.05	GACC	5701 North Meadows Drive	Expresspoint Technology Services	78,505	01/31/24
12.06	GACC	8421 Bearing Drive	Business Furniture	56,350	03/31/26
12.07	GACC	6451-6471 Northwind Parkway	Foremost Groups	53,861	07/31/22
12.08	GACC	4910-4938 Indianapolis Road	Alliance Healthcare Services	26,000	06/30/24
12.09	GACC	6221-6241 Northwind Parkway	Prologix Distribution (ANC)	62,015	10/31/22
12.10	GACC	775 Commerce Parkway West Drive
12.11	GACC	1901 Northwind Parkway	Americall Group	35,000	02/28/21	Munch's Supply	29,655	10/31/21
12.12	GACC	333 45th Street
12.13	GACC	221 South Swift Road
12.14	GACC	W234N2091 Ridgeview Parkway Court
12.15	GACC	2240 Creekside Parkway
12.16	GACC	201 South Swift Road
12.17	GACC	8441 Bearing Drive
12.18	GACC	4700 Ironwood Drive
12.19	GACC	4410 North 132nd Street	Snyder's of Lance	32,188	12/31/23	Milwaukee Electric Tool Corp.	19,530	12/31/25
12.20	GACC	999 Gerdt Court	NSK Corporation	66,033	08/31/21
12.21	GACC	480 45th Street
12.22	GACC	12857 South Hamlin Court
12.23	GACC	1695 Glen Ellyn Road
12.24	GACC	1701-1721 Northwind Parkway	Stevens Engineers & Constructors, Inc.	31,986	09/30/20
12.25	GACC	1245 Lakeside Drive
12.26	GACC	3890 Perry Boulevard
12.27	GACC	215 45th Street
12.28	GACC	845 Telser Road
12.29	GACC	1851 Northwind Parkway
12.30	GACC	1650 Northwind Parkway
12.31	GACC	225 45th Street
12.32	GACC	1600-1640 Northwind Parkway	Rogers Supply Company	18,271	04/30/23	Johnson Controls	12,975	01/31/22
12.33	GACC	235 45th Street
13	CREFI	650 Madison Avenue	Memorial Sloan Kettering Cancer Center	100,700	07/31/23	Sotheby's Int'l Realty Inc	37,772	11/30/35	Willett Advisors LLC	25,732	12/31/24

A-1-10

ANNEX A-1

5th LARGEST TENANT (4), (23), (24), (25)

					Lease	Loan		Lockbox	Lockbox	Cash
Loan #	Seller(1)	Property Name	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(26)	(Y/N)	Type(27)	Management(27)
1	JPMCB/GACC	1633 Broadway	Kasowitz Benson Torres	203,394	03/31/37	Refinance	Paramount Group Operating Partnership LP	Yes	Hard	Springing
2	GACC	F5 Tower				Acquisition	FS KKR Capital Corp., FS KKR Capital Corp. II	Yes	Hard	Springing
3	JPMCB/CREFI	Bellagio Hotel and Casino				Acquisition	BREIT Operating Partnership L.P.	Yes	Hard	Springing
4	JPMCB	Kings Plaza	Best Buy	53,371	01/31/32	Refinance	The Macerich Partnership, L.P.	Yes	Hard	Springing
5	JPMCB	1501 Broadway	Goldberg Weprin Finkel Goldstein LLP	25,573	11/30/23	Refinance	NAP	Yes	Springing	Springing
6	CREFI	805 Third Avenue	YES Network, LLC	23,800	05/31/22	Refinance	Charles Steven Cohen	Yes	Hard	Springing
7	GACC	55 Hudson Yards	Third Point	89,043	07/31/29	Recapitalization	Mitsui Fudosan America, Inc., The Related Companies, L.P., OP Olympic Capital Corp (US), Inc.	Yes	Hard	Springing
8	GACC	Southcenter Mall	H&M	24,506	01/31/29	Refinance	URW WEA LLC	Yes	Hard	Springing
9	JPMCB	181 West Madison	Factset Research Systems Inc.	38,012	09/30/27	Refinance	HNA Group North America LLC	Yes	Hard	Springing
10	CREFI	Parkmerced				Refinance	Robert A. Rosania	Yes	Soft	Springing
11	GACC	560 Mission Street	Seyfarth Shaw	49,695	09/30/27	Recapitalization	National Office Partners LLC	Yes	Hard	Springing
12	GACC	Starwood Industrial Portfolio				Acquisition	Starwood REIT Operating Partnership, L.P.	Yes	Hard	Springing
12.01	GACC	101 45th Street
12.02	GACC	4820-4850 Indianapolis Road
12.03	GACC	8401 Bearing Drive
12.04	GACC	5900 North Meadows Drive
12.05	GACC	5701 North Meadows Drive
12.06	GACC	8421 Bearing Drive
12.07	GACC	6451-6471 Northwind Parkway
12.08	GACC	4910-4938 Indianapolis Road
12.09	GACC	6221-6241 Northwind Parkway
12.10	GACC	775 Commerce Parkway West Drive
12.11	GACC	1901 Northwind Parkway
12.12	GACC	333 45th Street
12.13	GACC	221 South Swift Road
12.14	GACC	W234N2091 Ridgeview Parkway Court
12.15	GACC	2240 Creekside Parkway
12.16	GACC	201 South Swift Road
12.17	GACC	8441 Bearing Drive
12.18	GACC	4700 Ironwood Drive
12.19	GACC	4410 North 132nd Street
12.20	GACC	999 Gerdt Court
12.21	GACC	480 45th Street
12.22	GACC	12857 South Hamlin Court
12.23	GACC	1695 Glen Ellyn Road
12.24	GACC	1701-1721 Northwind Parkway
12.25	GACC	1245 Lakeside Drive
12.26	GACC	3890 Perry Boulevard
12.27	GACC	215 45th Street
12.28	GACC	845 Telser Road
12.29	GACC	1851 Northwind Parkway
12.30	GACC	1650 Northwind Parkway
12.31	GACC	225 45th Street
12.32	GACC	1600-1640 Northwind Parkway
12.33	GACC	235 45th Street
13	CREFI	650 Madison Avenue	BC Partners Inc.	19,380	01/31/27	Refinance	Vornado Realty L.P., OPG Investment Holdings (US), LLC	Yes	Hard	Springing

A-1-11

ANNEX A-1

			Pari Passu Debt					Additional Debt
				Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional
			Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off
Loan #	Seller(1)	Property Name	(Y/N)	(Y/N)(28)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)(29)	Debt Type(s)	Date Balance
1	JPMCB/GACC	1633 Broadway	Yes	No	64,650,000	936,350,000	1,001,000,000	Yes	Yes	Subordinate Debt/Permitted Equityholder Debt or Debt-Like Preferred Equity	249,000,000
2	GACC	F5 Tower	Yes	No	55,500,000	129,500,000	185,000,000	No	Yes	Subordinate Debt (112,600,000)/Mezzanine Loan (48,500,000)	161,100,000
3	JPMCB/CREFI	Bellagio Hotel and Casino	Yes	No	55,000,000	1,621,200,000	1,676,200,000	Yes	Yes	B-Notes(650,500,000)/C-Notes(683,300,000)	1,333,800,000
4	JPMCB	Kings Plaza	Yes	No	55,000,000	432,000,000	487,000,000	No	Yes	Mezzanine Loan	53,000,000
5	JPMCB	1501 Broadway	Yes	No	55,000,000	145,000,000	200,000,000	Yes	No	Permitted Mezzanine	NAP
6	CREFI	805 Third Avenue	Yes	No	55,000,000	95,000,000	150,000,000	No	Yes	Subordinate Debt	125,000,000
7	GACC	55 Hudson Yards	Yes	No	52,450,000	892,550,000	945,000,000	No	Yes	Subordinate Debt	300,000,000
8	GACC	Southcenter Mall	Yes	No	50,000,000	168,000,000	218,000,000	No	No	NAP	NAP
9	JPMCB	181 West Madison	Yes	No	50,000,000	57,900,000	107,900,000	No	Yes	Subordinate Debt	132,100,000
10	CREFI	Parkmerced	Yes	No	45,000,000	502,000,000	547,000,000	No	Yes	B-Notes (708,000,000)/C-Notes (245,000,000)/Mezzanine Loan (275,000,000)	1,228,000,000
11	GACC	560 Mission Street	Yes	No	45,000,000	255,000,000	300,000,000	Yes	No	Permitted Mezzanine	NAP
12	GACC	Starwood Industrial Portfolio	Yes	No	39,500,000	105,000,000	144,500,000	No	Yes	Subordinate Debt	65,527,072
12.01	GACC	101 45th Street
12.02	GACC	4820-4850 Indianapolis Road
12.03	GACC	8401 Bearing Drive
12.04	GACC	5900 North Meadows Drive
12.05	GACC	5701 North Meadows Drive
12.06	GACC	8421 Bearing Drive
12.07	GACC	6451-6471 Northwind Parkway
12.08	GACC	4910-4938 Indianapolis Road
12.09	GACC	6221-6241 Northwind Parkway
12.10	GACC	775 Commerce Parkway West Drive
12.11	GACC	1901 Northwind Parkway
12.12	GACC	333 45th Street
12.13	GACC	221 South Swift Road
12.14	GACC	W234N2091 Ridgeview Parkway Court
12.15	GACC	2240 Creekside Parkway
12.16	GACC	201 South Swift Road
12.17	GACC	8441 Bearing Drive
12.18	GACC	4700 Ironwood Drive
12.19	GACC	4410 North 132nd Street
12.20	GACC	999 Gerdt Court
12.21	GACC	480 45th Street
12.22	GACC	12857 South Hamlin Court
12.23	GACC	1695 Glen Ellyn Road
12.24	GACC	1701-1721 Northwind Parkway
12.25	GACC	1245 Lakeside Drive
12.26	GACC	3890 Perry Boulevard
12.27	GACC	215 45th Street
12.28	GACC	845 Telser Road
12.29	GACC	1851 Northwind Parkway
12.30	GACC	1650 Northwind Parkway
12.31	GACC	225 45th Street
12.32	GACC	1600-1640 Northwind Parkway
12.33	GACC	235 45th Street
13	CREFI	650 Madison Avenue	Yes	No	37,900,000	548,900,000	586,800,000	No	Yes	Subordinate Debt	213,200,000

A-1-12

ANNEX A-1

			Additional Debt	Total Debt				HOTEL OPERATING STATISTICS
					Total Debt		Total Debt
			Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI	2016	2016	2016	2017	2017	2017	2018
Loan #	Seller(1)	Property Name	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %
1	JPMCB/GACC	1633 Broadway	2.99000	1,250,000,000	3.08	52.1%	9.5%
2	GACC	F5 Tower	4.43666	346,100,000	1.63	73.6%	6.9%
3	JPMCB/CREFI	Bellagio Hotel and Casino	4.28688	3,010,000,000	4.06	70.7%	15.7%	93.5%	270.29	252.78	92.9%	276.24	256.53	94.9%
4	JPMCB	Kings Plaza	6.00000	540,000,000	1.73	60.0%	9.6%
5	JPMCB	1501 Broadway	NAP	200,000,000	4.36	22.2%	13.8%
6	CREFI	805 Third Avenue	3.80000	275,000,000	1.50	59.8%	6.6%
7	GACC	55 Hudson Yards	2.95000	1,245,000,000	2.69	51.9%	8.3%
8	GACC	Southcenter Mall	NAP	218,000,000	6.53	22.2%	19.6%
9	JPMCB	181 West Madison	3.90000	240,000,000	2.10	64.0%	9.2%
10	CREFI	Parkmerced	4.99565	1,775,000,000	0.78	84.1%	3.4%
11	GACC	560 Mission Street	NAP	300,000,000	5.23	35.6%	14.2%
12	GACC	Starwood Industrial Portfolio	3.23100	210,027,072	2.53	65.7%	9.0%
12.01	GACC	101 45th Street			2.53	65.7%	9.0%
12.02	GACC	4820-4850 Indianapolis Road			2.53	65.7%	9.0%
12.03	GACC	8401 Bearing Drive			2.53	65.7%	9.0%
12.04	GACC	5900 North Meadows Drive			2.53	65.7%	9.0%
12.05	GACC	5701 North Meadows Drive			2.53	65.7%	9.0%
12.06	GACC	8421 Bearing Drive			2.53	65.7%	9.0%
12.07	GACC	6451-6471 Northwind Parkway			2.53	65.7%	9.0%
12.08	GACC	4910-4938 Indianapolis Road			2.53	65.7%	9.0%
12.09	GACC	6221-6241 Northwind Parkway			2.53	65.7%	9.0%
12.10	GACC	775 Commerce Parkway West Drive			2.53	65.7%	9.0%
12.11	GACC	1901 Northwind Parkway			2.53	65.7%	9.0%
12.12	GACC	333 45th Street			2.53	65.7%	9.0%
12.13	GACC	221 South Swift Road			2.53	65.7%	9.0%
12.14	GACC	W234N2091 Ridgeview Parkway Court			2.53	65.7%	9.0%
12.15	GACC	2240 Creekside Parkway			2.53	65.7%	9.0%
12.16	GACC	201 South Swift Road			2.53	65.7%	9.0%
12.17	GACC	8441 Bearing Drive			2.53	65.7%	9.0%
12.18	GACC	4700 Ironwood Drive			2.53	65.7%	9.0%
12.19	GACC	4410 North 132nd Street			2.53	65.7%	9.0%
12.20	GACC	999 Gerdt Court			2.53	65.7%	9.0%
12.21	GACC	480 45th Street			2.53	65.7%	9.0%
12.22	GACC	12857 South Hamlin Court			2.53	65.7%	9.0%
12.23	GACC	1695 Glen Ellyn Road			2.53	65.7%	9.0%
12.24	GACC	1701-1721 Northwind Parkway			2.53	65.7%	9.0%
12.25	GACC	1245 Lakeside Drive			2.53	65.7%	9.0%
12.26	GACC	3890 Perry Boulevard			2.53	65.7%	9.0%
12.27	GACC	215 45th Street			2.53	65.7%	9.0%
12.28	GACC	845 Telser Road			2.53	65.7%	9.0%
12.29	GACC	1851 Northwind Parkway			2.53	65.7%	9.0%
12.30	GACC	1650 Northwind Parkway			2.53	65.7%	9.0%
12.31	GACC	225 45th Street			2.53	65.7%	9.0%
12.32	GACC	1600-1640 Northwind Parkway			2.53	65.7%	9.0%
12.33	GACC	235 45th Street			2.53	65.7%	9.0%
13	CREFI	650 Madison Avenue	3.48600	800,000,000	2.01	66.1%	7.3%

A-1-13

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2017	2018	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB/GACC	1633 Broadway									1
2	GACC	F5 Tower									2
3	JPMCB/CREFI	Bellagio Hotel and Casino	278.28	264.19	94.8%	281.69	267.18	94.8%	281.69	267.18	3
4	JPMCB	Kings Plaza									4
5	JPMCB	1501 Broadway									5
6	CREFI	805 Third Avenue									6
7	GACC	55 Hudson Yards									7
8	GACC	Southcenter Mall									8
9	JPMCB	181 West Madison									9
10	CREFI	Parkmerced									10
11	GACC	560 Mission Street									11
12	GACC	Starwood Industrial Portfolio									12
12.01	GACC	101 45th Street									12.01
12.02	GACC	4820-4850 Indianapolis Road									12.02
12.03	GACC	8401 Bearing Drive									12.03
12.04	GACC	5900 North Meadows Drive									12.04
12.05	GACC	5701 North Meadows Drive									12.05
12.06	GACC	8421 Bearing Drive									12.06
12.07	GACC	6451-6471 Northwind Parkway									12.07
12.08	GACC	4910-4938 Indianapolis Road									12.08
12.09	GACC	6221-6241 Northwind Parkway									12.09
12.10	GACC	775 Commerce Parkway West Drive									12.10
12.11	GACC	1901 Northwind Parkway									12.11
12.12	GACC	333 45th Street									12.12
12.13	GACC	221 South Swift Road									12.13
12.14	GACC	W234N2091 Ridgeview Parkway Court									12.14
12.15	GACC	2240 Creekside Parkway									12.15
12.16	GACC	201 South Swift Road									12.16
12.17	GACC	8441 Bearing Drive									12.17
12.18	GACC	4700 Ironwood Drive									12.18
12.19	GACC	4410 North 132nd Street									12.19
12.20	GACC	999 Gerdt Court									12.20
12.21	GACC	480 45th Street									12.21
12.22	GACC	12857 South Hamlin Court									12.22
12.23	GACC	1695 Glen Ellyn Road									12.23
12.24	GACC	1701-1721 Northwind Parkway									12.24
12.25	GACC	1245 Lakeside Drive									12.25
12.26	GACC	3890 Perry Boulevard									12.26
12.27	GACC	215 45th Street									12.27
12.28	GACC	845 Telser Road									12.28
12.29	GACC	1851 Northwind Parkway									12.29
12.30	GACC	1650 Northwind Parkway									12.30
12.31	GACC	225 45th Street									12.31
12.32	GACC	1600-1640 Northwind Parkway									12.32
12.33	GACC	235 45th Street									12.33
13	CREFI	650 Madison Avenue									13

A-1-14

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “GACC” denotes German American Capital Corporation, as Mortgage Loan Seller; and “CREFI” denotes Citi Real Estate Funding Inc. or one of its affiliates, as Mortgage Loan Seller.

With respect to Loan No. 1, 1633 Broadway, the mortgage loan is part of a whole loan that was co-originated by DBR Investments Co. Limited, Wells Fargo Bank, National Association, JPMCB and Goldman Sachs Bank USA.

With respect to Loan No. 2, F5 Tower, the mortgage loan is part of a whole loan that was co-originated by DBR Investments Co. Limited and Barclays Capital Real Estate, Inc.

With respect to Loan No. 3, Bellagio Hotel and Casino, the mortgage loan is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., CREFI and JPMCB.

With respect to Loan No. 4, Kings Plaza, the mortgage loan is part of a whole loan that was co-originated by JPMCB, Société Générale Financial Corporation and Wells Fargo Bank, National Association.

With respect to Loan No. 7, 55 Hudson Yards, the mortgage loan is part of a whole loan that was co-originated by DBR Investments Co. Limited, Morgan Stanley Bank, N.A. and Wells Fargo Bank, N.A.

With respect to Loan No. 10, Parkmerced, the mortgage loan was co-originated by CREFI and Barclays Capital Real Estate Inc.

With respect to Loan No. 11, 560 Mission Street, the mortgage loan is part of a whole loan that was co-originated by DBR Investments Co. Limited and Bank of America, National Association.

With respect to Loan No. 13, 650 Madison Avenue, the mortgage loan was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., BMO Harris Bank N.A. and Goldman Sachs Bank USA.

(2)	With respect to Loan No. 1, 1633 Broadway, the mortgaged property includes 145,192 square feet of theater space, constituting approximately 5.7% of the net rentable area at the Mortgaged Property, and approximately 80,000 square feet of retail space, constituting approximately 3.1% of the net rentable area at the mortgaged property, of which approximately 40,000 square feet is vacant.

With respect to Loan No. 3, Bellagio Hotel and Casino, approximately 71.6% of the total revenues from the mortgaged property comes from sources other than the hotel operation, including the following: (a) casino (29.6%), (b) food and beverage (24.7%), (c) entertainment (9.0%), (d) retail (4.1%) and (e) other operations (4.2%).

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 8, Southcenter Mall, each of JC Penney, Nordstrom, Sears, Olive Garden and KeyBank owns its improvements but not the underlying land, which is ground leased from the borrower.

With respect to Loan No. 8, Southcenter Mall, Macys owns its improvements and land with no attributable base rent.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy. UW Revenues ($), UW NOI ($) and UW NCF ($) are generally calculated by the Mortgage Loan Seller in accordance with its underwriting guidelines. UW NOI ($) and UW NCF ($) may include contractual or market rent escalations and, in the case of certain tenants, may be based on the average rent paid by the tenant through either the term of the related lease or the mortgage loan. Please see “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information.

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With respect to Loan No. 1, 1633 Broadway, New Mountain Capital LLC representing 4.2% of the net rentable area has executed a lease but has not yet taken occupancy or begun paying rent.

With respect to Loan No. 3, Bellagio Hotel and Casino, the mortgaged property was acquired by the borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International. Bellagio, LLC and the borrower entered into a new 30-year lease, with two 10-year extension options, for Bellagio, LLC to operate the mortgaged property.

With respect to Loan No. 4, Kings Plaza, though currently in occupancy and paying rent, Forever 21 has been underwritten as vacant. Forever 21 has been in occupancy at the Mortgaged Property since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Forever 21 tenant and the borrower are currently negotiating a 3-year renewal with the tenant, which is pending court approval.

With respect to Loan No. 4, Kings Plaza, the mortgaged property contains a stand-alone power plant located on the roof that provides all electricity to the mortgaged property, and in 2019 the borrower sponsor completed a two-year, $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison grid. The interconnected system went live in July 2019 and as a result the power plant was underwritten as generating approximately $1.8 million in revenue in 2020 and approximately $2.1 million upon reaching stabilization in 2021.

With respect to Loan No. 5, 1501 Broadway, the Taco Bell Cantina lease is scheduled to commence in March 2020.

With respect to Loan No. 8, Southcenter Mall, The current physical occupancy at the Southcenter Mall Property is 87.9%. Three tenants totaling 29,911 SF are excluded from the occupancy and underwriting because they are expected to or known to vacate. Forever21 (26,611 SF) is in bankruptcy and is excluded from the occupancy and underwriting.

With respect to Loan No. 8, Southcenter Mall, Total Occupancy is inclusive of JCPenney (272,267 square feet), Macy’s (258,944 square feet), Sears (174,630 square feet), Nordstrom (165,900 square feet), KeyBank (21,546 square feet) and Olive Garden (7,405 square feet), which each separately own their own improvements and as such are excluded from the loan collateral. Owned Occupancy is based on a total of 783,068 collateral square feet.

With respect to Loan No. 13, 650 Madison Avenue, the UW NOI is over 10% higher than the Most Recent NOI. The increase from Most Recent NOI to UW NOI is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

In addition, with respect to Loan No. 1, 1633 Broadway, the appraisal includes the extraordinary assumption that the owner has provided a $55,980,670 capital expenditure budget that is projected to occur over the initial 10 years of the investment holding period, which was utilized to estimate the value set forth in the appraisal. Such capital expenditures are not required and have not been reserved for under the Mortgage Loan documents, and we cannot assure you that they will be made.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 3, Bellagio Hotel and Casino, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “As Leased” value solely with respect the real property portion of the Mortgaged Property of $4,260,000,000, excluding personal property and certain intangible value attributable to the Mortgaged Property. Based on the As-Is appraised value of $6,500,000,000, the Current LTV % and Maturity LTV % are both equal to 25.8%.

With respect to Loan No. 9, 181 West Madison, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “As Hypothetical” Appraised value of $375,289,826 which assumes the borrower sponsor has escrowed $1,289,826 for remaining capital expenses and unfunded tenant improvement allowances associated with CIBC. At origination, the borrower reserved $1,229,826 for all outstanding tenant improvements and $60,000 for outstanding capital expenditures. The Whole Loan Current LTV % and Maturity LTV %, calculated based on the “As-Is” Appraised Value as of October 22, 2019 of $374.0 million are 64.2% and 64.2% respectively.

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With respect to Loan No. 10, Parkmerced, the Current LTV % and Maturity LTV % are calculated based upon the “As-Is Value Inclusive of Development Rights (Excluding all of Phase 1)” of $2,110,000,000, which reflects the sum of the (i) “As-Is Value (Excluding all of Phase 1)” of $1,741,000,000 and (ii) “As-Is Value of Development Rights (Excluding all of Phase 1)” of $369,000,000, in each case, as of September 3, 2019. The Current LTV % and Maturity LTV %, calculated based on the “As-Is” Value (Excluding all of Phase 1)” of $1,741,000,000 are 31.4% and 31.4%, respectively.

With respect to Loan No. 13, 650 Madison Avenue, the Current LTV % and Maturity LTV % are calculated based upon the “Hypothetical As-Is” Appraised Value of $1,210,000,000. This represents the aggregate “Hypothetical As-Is” of the 650 Madison Avenue Property as of October 31, 2019, which assumes that the Mortgaged Property will have in place reserves of approximately $10,000,000 at closing. The Current LTV % and Maturity LTV %, calculated based on the “As-Is” Appraised Value of $1,200,000,000 as of October 31, 2019, are 48.9% and 48.9% respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

With respect to Loan No. 2, F5 Tower, the F5 Tower whole loan is structured with an anticipated repayment date of January 6, 2030 (the “ARD”) and a final maturity date of September 6, 2033, or if the Largest Tenant, F5 Networks, Inc., exercises its early termination option pursuant to its lease, the final maturity date will be September 6, 2030. The monthly debt service payments are based on an initial interest rate of 3.69868%, and are interest-only through and including the ARD. Commencing on the ARD and each payment date thereafter, the F5 Tower whole loan will accrue interest at an adjusted interest rate, as defined in the F5 Tower whole loan documents; provided, however, interest accrued at the excess of the adjusted interest rate over the initial interest rate will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. In addition, from and after the ARD, all excess cash flow from the F5 Tower mortgaged property after the payment of reserves for tax and insurance, condominium charges, mortgage interest on the four senior pari passu promissory notes and two subordinate B-notes (in each case, calculated at the initial interest rate), monthly repayments of the outstanding principal balance of the F5 Tower senior loan, in the amount required to fully amortize the outstanding principal balance of the whole loan (based on a 30-year amortization schedule, and once the F5 Tower senior loan has been repaid in full, to make monthly repayments of the outstanding principal balance of the F5 Tower B-notes in the amount required to fully amortize the outstanding principal balance of the whole loan (based on a 30-year amortization schedule), and the mezzanine debt service as described in the F5 Tower whole loan documents (with interest calculated at the initial interest rate) will be applied as provided in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The F5 Tower Whole Loan” in the preliminary prospectus.

(7)	With respect to all mortgage loans, in each case, the mortgage loan is part of a larger split whole loan, which consists of the mortgage loan and one or more pari passu and/or subordinate components. Please see “Description of the Mortgage Pool—The Whole Loans” for additional information.

(8)	Each number identifies a group of related borrowers.

With respect to Loan No. 12, Starwood Industrial Portfolio, there are 33 mortgaged properties owned by 33 separate borrowers. The complete list of borrowers is as follows: SREIT 201 Swift Road, L.L.C., SREIT Hamlin Court, L.L.C., SREIT 221 Swift Road, L.L.C., SREIT Glen Ellyn Road, L.L.C., SREIT Tesler Road, L.L.C., SREIT Lakeside Drive, L.L.C., SREIT 1600 Northwind, L.L.C., SREIT 1650 Northwind, L.L.C., SREIT 1700 Northwind, L.L.C., SREIT 1901 Northwind, L.L.C., SREIT 6451 Northwind, L.L.C., SREIT 1851 Northwind, L.L.C., SREIT 6221 Northwind, L.L.C., SREIT 215 Munster, L.L.C., SREIT 225 Munster, L.L.C., SREIT 101 Munster, L.L.C., SREIT 235 Munster, L.L.C., SREIT 480 Munster, L.L.C., SREIT 333 Munster, L.L.C., SREIT Commerce Parkway, L.L.C., SREIT Gerdt Court, L.L.C., SREIT 8401 Bearing Drive, L.L.C., SREIT 8421 Bearing Drive, L.L.C., SREIT 8441 Bearing Drive, L.L.C., SREIT Perry Boulevard, L.L.C., SREIT 4910 Indianapolis Drive, L.L.C., SREIT 4820 Indianapolis Drive, L.L.C., SREIT 5701 North Meadows Drive, L.L.C., SREIT 5900 North Meadows Drive, L.L.C., SREIT Creekside Boulevard L.L.C., SREIT North 132nd Street, L.L.C., SREIT North Ironwood Drive, L.L.C. and SREIT 2091 Ridgeview Court, L.L.C.

(9)	For each mortgage loan, the Net Mortgage Rate % is equal to the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

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(10)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 4, Kings Plaza, with respect to the related mezzanine loan, the mezzanine borrower is required to make Monthly Debt Service ($) payments of (i) from the first payment date of February 1, 2020 prior to February 1, 2025, interest only, and (ii) from February 1, 2025, and thereafter amortization payments in accordance with the amortization schedule set forth in the mezzanine loan documents.

With respect to Loan No. 10, Parkmerced, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance($), (ii) the Interest Rate % and (iii) 30/360 basis.

(11)	With respect to all mortgage loans, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(12)	In some instances in which the loan documents provide grace periods with respect to payments, such grace periods may be permitted a limited number of times per any 12-month periods.

(13)	The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

In the case of certain mortgage loans, the loan documents permit the related borrower to prepay a portion of the mortgage loan in connection with partial releases of collateral, to cure a cash management period triggered by certain events or circumstances or to meet certain financial metrics contained in the related loan documents.

With respect to Loan No. 1, 1633 Broadway, the lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2020. The borrower may defease the whole loan in full after the date that is the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (ii) November 25, 2022. The assumed lockout period of 26 payments is based on the expected Benchmark 2020-IG1 securitization closing date in February 2020. The actual lockout period may be longer.

With respect to Loan No. 2, F5 Tower, the defeasance lockout period will be at least 25 payments beginning with and including the first payment date of February 6, 2020. The borrower may defease the whole loan at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note to be securitized or (ii) December 19, 2022 or voluntary prepayment is permitted after the due date occurring in January 2022 with a prepayment fee in an amount equal to the greater of (a) the yield maintenance amount, or (b) 1.00% of the outstanding principal balance as of the prepayment date. The assumed defeasance lockout period of 25 months is based on the expected closing date of the Benchmark 2020-IG1 securitization in February 2020. The actual lockout period may be longer.

With respect to Loan No. 3, Bellagio Hotel and Casino, the defeasance lockout period will be 26 payments beginning with and including the first payment date of January 5, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 15, 2022. The assumed defeasance lockout period of 26 payments is based on the expected Benchmark 2020-IG1 securitization closing date in February 2020. The actual defeasance lockout period may be longer.

With respect to Loan No. 4, Kings Plaza, the lockout period will be at least 25 payment dates beginning with and including the first payment date of February 1, 2020. The borrower may prepay with yield maintenance the whole loan in full after the earlier to occur of (i) February 1, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2020-IG1 securitization closing date in February 2020. The actual lockout period may be longer.

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With respect to Loan No. 5, 1501 Broadway, the lockout period will be 25 payments beginning with and including the first payment date of February 6, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 6, 2023. The assumed lockout period of 25 payments is based on the expected Benchmark 2020-IG1 securitization closing date in February 2020. The actual lockout period may be longer.

With respect to Loan No. 6, 805 Third Avenue, the lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance of the full $275.0 million 805 Third Avenue Whole Loan is permitted after the date that is the earlier of (i) November 8, 2022 and (ii) two years from the closing date of the securitization that includes the last note of the 805 Third Avenue Whole Loan. Voluntary prepayment of the 805 Third Avenue Loan is permitted on or after the due date in June 2029 without payment of any prepayment premium. The assumed lockout period of 26 payments is based on the expected Benchmark 2020-IG1 securitization closing date in February 2020. The actual lockout period may be longer.

Loan No. 7, 55 Hudson Yards, The lockout period will be at least 26 payments beginning with and including January 6, 2020. The borrower has the option to defease the 55 Hudson Yards Whole Loan in full or prepay the 55 Hudson Yards Whole Loan with a prepayment fee in an amount equal to the greater of (a) the yield maintenance amount, or (b) 1.00% of the outstanding principal balance as of the prepayment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 21, 2022. The assumed lockout period of 26 months is based on the expected closing date of the Benchmark 2020-IG1 securitization in February 2020. The actual lockout period may be longer.

Loan No. 8, Southcenter Mall, the lockout period is required to be at least 25 payments beginning with and including the first payment date of February 1, 2020. Defeasance, or prepayment with a prepayment fee in an amount equal to the greater of (a) the yield maintenance amount, or (b) 1.00% of the amount prepaid, of the full $218.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) January 1, 2023. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2020-IG1 securitization in February 2020. The actual lockout period may be longer.

With respect to Loan No. 9, 181 West Madison, the lockout period will be at least 26 payment dates beginning with and including the first payment date of January 1, 2020. The borrower may defease the whole loan in full after the earlier to occur of (i) January 1, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected Benchmark 2020-IG1 securitization closing date in February 2020. The actual lockout period may be longer.

With respect to Loan No. 10, Parkmerced, prior to October 9, 2024 (the “Open Date”), and provided no event of default exists, the Total Debt may be prepaid in whole or in part with the payment of a yield maintenance premium. From and after the Open Date and provided no event of default exists, the Total Debt may be prepaid in whole or in part without the payment of a yield maintenance premium. Prepayments of the Total Debt in whole or in part along with any applicable yield maintenance premiums paid will be applied to the Parkmerced Whole Loan and Parkmerced Mezzanine Loan on a pro rata basis; provided, however, so long as no event of default or Cash Trap Period (as defined in the loan documents) has occurred and is continuing under the Parkmerced Whole Loan, a $75.0 million portion of the Parkmerced Mezzanine Loan may be prepaid in whole or in part at any time (accompanied by a corresponding payment of any accrued and unpaid interest outstanding at the time of such prepayment) without the payment of a yield maintenance premium and without a corresponding pro rata prepayment of the Parkmerced Whole Loan; provided, further, so long as no event of default or Cash Trap Period has occurred and is continuing under the Parkmerced Whole Loan, all accrued and unpaid interest on the Parkmerced Mezzanine Loan may be paid at any time without the simultaneous pro rata prepayment of the Parkmerced Whole Loan.

With respect to Loan No. 11, 560 Mission Street, the lockout period will be at least 26 payments beginning with and including the first payment date of January 6, 2020. At any time after the earlier to occur of (i) December 5, 2022 or (ii) the second anniversary of the securitization closing date of the last note to be securitized, the 560 Mission Street Whole Loan may be (i) defeased as permitted under the loan documents or (ii) prepaid with a prepayment fee in an amount equal to the greater of (a) the yield maintenance amount, or (b) 1.00% of the outstanding principal balance as of the prepayment date. The assumed lockout period of 26 months is based on the expected closing date of the Benchmark 2020-IG1 securitization in February 2020. The actual lockout period may be longer.

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With respect to Loan No. 13, 650 Madison Avenue, the lockout period will be at least 26 payment dates beginning with and including the first payment date of January 8, 2020. Defeasance of the full $800.0 million 650 Madison Avenue Whole Loan is permitted after the date that is the earlier of (i) November 26, 2022 and (ii) two years from the closing date of the securitization that includes the last note of the 650 Madison Avenue Whole Loan. The actual lockout period may be longer.

(14)	With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed, renovated and/or acquired.

With respect to Loan No. 2 and 7, F5 Tower and 55 Hudson Yards, in each case, the related property is newly constructed and some historical financials are not available.

With respect to Loan No. 12 Starwood Industrial Portfolio, the borrower was not provided with 2017 historical information when the mortgaged properties were acquired in 2019.

(15)	In the case of certain mortgage loans, the UW NOI ($) exceeds Most Recent NOI ($) by 10%.

With respect to Loan No. 4, Kings Plaza, the increase from the Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to (i) rent steps taken 12 months out until February 1, 2021 (based on the Kings Plaza whole loan's securitization in February of 2020) and straight-lined rents for investment grade-rated tenants and (ii) projected increases in power plant revenue as this component of the property stabilizes.

With respect to Loan No. 5, 1501 Broadway, the increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to (i) an additional 3,250 square foot lease executed with Taco Bell Cantina, accounting for approximately $2.6 million in underwritten base rent and (ii) approximately $1.5 million in contractual rent steps through December 2020.

With respect to Loan No. 7, 55 Hudson Yards, the borrower leases the 55 Hudson Yards Property to the New York City Industrial Development Agency (the “Agency”) (such lease, the “Company Lease”), and the Agency subleases the 55 Hudson Yards Property back to the 55 Hudson Yards Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively, the “IDA Leases”). The benefits of this lease structure to the borrower are a mortgage recording tax exemption and real property tax abatements. As such, the 55 Hudson Yards Borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of any mortgage or other lien), the borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”), to secure the PILOT Payments (collectively, the “PILOT Mortgage”). The HYIC has issued revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044 (such period, the “Initial Term”), with annual automatic one-year extensions thereafter, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the 55 Hudson Yards Borrower (such date, the “Expiration Date”); provided that, after the Initial Term, the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of all revenue bonds issued by HYIC for which an assignment of the PILOT Amount payable under the Agency Lease is used to repay the bondholders.

The 55 Hudson Yards Property is subject to tax abatements in the following amounts through 2038:

●	29.7% tax abatement through 2023;

●	2024 through 2034: taxes are due in amount equal to 103% of the preceding year’s PILOT payment;

●	2035: taxes due in amount equal to the greater of (a) 76.3% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

●	2036: taxes due in amount equal to the greater of (a) 82.2% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

●	2037: taxes due in amount equal to the greater of (a) 88.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment; and

●	2038: taxes due in amount equal to the greater of (a) 94.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment.

For additional information with respect to the IDA Leases and PILOT Payments, see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

With respect to Loan No. 11, 560 Mission Street, the UW NOI ($) is more than 10% higher than the Most Recent NOI ($) primarily due to credit rent steps through November 2020.

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(16)	With respect to all hotel properties the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

With respect to Loan No. 4, Kings Plaza Mortgage Loan, a portion of the mortgaged property occupied by Lowe’s is subject to a 15-year Industrial & Commercial Incentive Program (“ICIP”) tax abatement that expires in the 2025/2026 tax year. For the 2019/2020 tax year, abated taxes for the applicable land and improvements are approximately $643,391 (as opposed to unabated taxes of approximately $992,466). Please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for additional information.

(17)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(18)	In the case of certain mortgage loans, all or a portion of the Title Type consists of a leasehold interest.

With respect to Loan No. 2, F5 Tower, the collateral consists of the borrower’s fee interest in the office condominium, 217 borrower-owned spaces in a parking garage, an easement over 42 spaces and an additional 63 parking spaces leased from The Rainier Club through September 30, 2026. The 63 parking spaces subject to the leasehold interest account for 19.3% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

(19)	With respect to each hotel property, shows the expiration date of the related license agreement, franchise agreement, operating agreement or management agreement. See “Description of the Mortgage Pool—Property Types—Hotel Properties” in the preliminary prospectus for information related to mortgage loans secured by hotel properties.

(20)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 5, 1501 Broadway, at origination of the mortgage loan, the borrower deposited $955,000 into the an Upfront Engineering Reserve ($) in connection with installing sprinkler system as required by the Mortgage Loan documents. The borrower is required under the mortgage loan documents to perform additional immediate repair work, including, among other items, evaluation of the electrical systems, inspection of the elevators, and resolving open building code violations, for which the aggregate estimated cost is approximately $34,920.

With respect to Loan No. 7, 55 Hudson Yards, at origination the borrower deposited $11,000,000 into a Milbank Escrow Reserve relating to the potential settlement of a dispute between the 55 Hudson Yards Borrower and the tenant Milbank, Tweed, Hadley & McCloy relating to a delay in the delivery of such tenant’s leased premises, and $4,474,631 into a MarketAxess Escrow Reserve relating to the rental expenses to be incurred by MarketAxess Holdings Inc., a tenant at the Mortgaged Property, under a prior sublease at an unrelated property which the borrower agreed to pay as an inducement to such tenant’s new lease at the Mortgaged Property.

(21)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 2, F5 Tower, the lease sweep reserve payments of approximately $64,440 per month during a trigger period will be capped at amounts based on the following: (a) with respect to a Lease Sweep Period (as defined below) caused by clause (i)(a) or (i)(b) of a Lease Sweep Period below, $75.00 per rentable square foot of the terminated space; (b) with respect to a Lease Sweep Period caused by clause (ii) below, $38,663,850 ($75.00 per rentable square foot leased to F5 Networks, Inc. (“F5 Networks”)); (c) with respect to a Lease Sweep Period caused by clause (iv) below, $75.00 per rentable square foot of the related defaulted lease; or (d) with respect to a Lease Sweep Period caused by clause (iii) below, $75.00 per rentable square foot of applicable dark space; provided that the aggregate lease sweep reserve cap for all concurrent Lease Sweep Period triggers may not exceed $38,663,850. A “Lease Sweep Period” will commence on the first payment date prior to the ARD following the earliest to occur of (i)(a) a Lease Sweep Tenant Party (as defined below) terminating all or at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), upon the effective date of such termination or (b) a Lease Sweep Tenant Party delivering written notice to the borrower

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or property manager of intent to terminate 40,000 or more square feet of space, upon the later of the date that is 36 months prior to the lease expiration date and the date the written notice is received; (ii) the date that is 10 months prior to the ARD unless F5 Networks does not exercise its early termination right; (iii) a Lease Sweep Tenant Party going dark on 50% or more of its space, subject to certain exceptions set forth in the F5 Tower whole loan documents; (iv) a monetary default or material non-monetary default under (a) the F5 Networks lease or (b) an F5 Networks replacement lease for at least 75% of the square feet demised under the F5 Networks lease, if applicable; or (v) bankruptcy proceedings of a Lease Sweep Tenant Party. A “Lease Sweep Tenant Party” means (a) F5 Networks, (b) a tenant under one or more F5 Network replacement leases for at least 75% of the rentable square feet demised under the F5 Networks lease or (c) a direct or indirect parent company of either of the foregoing.

Other than a Lease Sweep Period regarding an insolvency event, the borrower may prevent the Lease Sweep Period by (i) posting a letter of credit equal to the applicable capped amount described above or (ii) (x) delivering a guaranty satisfactory to the lender from up to two guarantors considered investment grade (“BBB–” or equivalent) by at least two of S&P, Fitch and Moody’s (or a person that is wholly owned by a qualifying person) and that maintain an aggregate minimum net worth of $350,000,000 and liquidity of $50,000,000 or (y) subject to (A) rating agency confirmation, (B) approval of the mezzanine lender and (C) lender’s receipt of a guaranty that is satisfactory in form and substance from a guarantor acceptable to the lender in an amount equal to the applicable capped amount described above.

With respect to Loan No. 8, Southcenter Mall, the borrower may deliver a letter of credit meeting the requirements of the loan documents in lieu of funding any reserve, or to replace funds previously deposited into any reserve, or to prevent a cash management trigger period based on a decline in debt service coverage ratio.

With respect to Loan No. 11, 560 Mission Street, the borrower may deliver a letter of credit meeting the requirements of the loan documents in an amount equal to the funds then required to be deposited into the capital expenditure reserve or rollover reserve in order to prevent a sweep of funds into such account, or may deliver a letter of credit to prevent a cash management trigger period based on a decline in debt yield.

With respect to Loan No. 12 Starwood Industrial Portfolio, the borrower may deliver a letter of credit meeting the requirements of the loan documents in order to prevent a cash management trigger period based on a decline in debt yield.

With respect to Loan No. 12, Starwood Industrial Portfolio, The Ongoing Replacement Reserve is calculated as the product of (x) $0.15 and (y) rentable square feet, divided by 12 and is capped at the product of rentable square feet and $0.30. The Ongoing Rollover Reserve is calculated as the product of (x) $0.35 and (y) rentable square feet, divided by 12 and is capped at the product of rentable square feet and $0.70.

(22)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

(23)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property. In some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, 1633 Broadway, the Largest Tenant, Allianz Asset Management of America L.P., subleases 20,600 square feet of suite 4600 (totaling 54,118 square feet) to Triumph Hospitality at a base rent of $46.80 per square foot through December 30, 2030. Triumph Hospitality further subleases 3,000 square feet of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 per square foot through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease. The 2nd Largest Tenant, WMG Acquisition Corp, subleases 3,815 square feet of suite 0400 (totaling 36,854 square feet) to Cooper Investment Partners LLC at a base rent of $58.37 per square foot on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease. The 5th Largest Tenant, Kasowitz Benson Torres, subleases a collective 32,487 square feet of Suite 2200 (totaling 50,718 square feet) to three tenants. Delcath Systems, Inc. subleases 6,877 square feet and pays a rent of $68.50 per square foot through February 28, 2021; Avalonbay Communities subleases 12,145 square feet through October 31, 2026 and pays a current rent of $74.00 per square foot; Cresa New York subleases 13,195 square feet and pays a rent of $65.00 per square foot through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease.

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With respect to Loan No. 2, F5 Tower, the Largest Tenant, F5 Networks subleases 18,886 square feet (the 22nd floor) to Foursquare Labs, Inc. through November 30, 2022 at a current rental rate of $38.00 per square foot. F5 Networks subleases 18,636 square feet (the 23rd floor) to Grab Technology Corp. through February 28, 2023 at a current rental rate of $55.00 per square foot. The lender underwrote to the prime lease in both cases.

With respect to Loan No. 5, 1501 Broadway, the 2nd Largest Tenant, Tremor Video has subleased 41,308 square feet of space to Mergermarket (U.S.) LLP on a coterminous basis currently at $55.22 per square foot beginning in late 2018 and 10,178 square feet to Office Resources Inc. on a month to month basis at $57.00 per square foot beginning in 2016.

With respect to Loan No. 6, 805 Third Avenue, the Largest Tenant, Meredith Corporation, subleased 95,200 square feet of its space on floors 26 through 29 to KBRA (16.0% of NRA), 47,600 square feet on floors 24 and 25 to Gen II Fund Services which subsequently expanded to sublease 22,494 square feet on the 23rd floor and now occupies a total of 70,094 square feet (11.8% of NRA), and 23,800 square feet on the 22nd floor to NewsMax (4.0% of NRA). The subleases collectively account for 88.9% of Meredith’s leased NRA, and all three subleases are coterminous with the Meredith lease expiration in December 2026.

With respect to Loan No. 7, 55 Hudson Yards, the Largest Tenant, Point72, has signed a sublease for the entire 3rd floor (31,246 square feet) of its space to Elite World Group, LLC, with an expected sublease commencement date of February 2020, a 5-year term and an annual rate of $90.00 PSF. Point72 also subleases 11,844 square feet of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and a rate of $99.00 PSF. The 3rd Largest Tenant, Cooley, subleases 12,229 square feet of its space to Cinctive Capital LLC, with a sublease expiration of June 2022 and an annual rate of $110 per square foot. The 4th Largest Tenant, Boies Schiller & Flexner, subleases 18,224 square feet of its space to Ashurst LLP, with a sublease expiration date of June 2026 and an annual rate of $94.00 per square foot.

(24)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 5, 1501 Broadway, the Largest Tenant, Hardesty & Hanover, leases 52,634 square feet, of which (i) 34,391 square feet is leased for $46.15 per square foot, (ii) 17,656 square feet Is leased for $46.09 per square foot and (iii) 317 square feet is leased with no underwritten base rent.

With respect to Loan No. 5, 1501 Broadway, the Third Largest Tenant, Hard Rock Café, leases 47,256 square feet, of which 46,756 square feet is leased for $158.73 per square foot expiring in January 2036 and 500 square feet is leased with no underwritten base rent expiring in December 2050.

With respect to Loan No. 12, Starwood Industrial Portfolio, the Largest tenant, Bimbo Bakeries, has various expiration dates: (i) 45,000 square feet at 12857 South Hamlin Court with a lease expiration date of November 30, 2029, (ii) 40,080 square feet at 1695 Glen Ellyn Road with a lease expiration date of February 28, 2027, and (iii) 20,000 square feet at 845 Telser Road with a lease expiration date of May 31, 2031.

(25)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. Certain tenants may have the right to reduce or abate rent or terminate all or a portion of their leased spaces for a breach or violation of co-tenancy provisions in the related leases.

With respect to Loan No. 1, 1633 Broadway, the 4th Largest Tenant, Morgan Stanley & Co, representing approximately 10.2% of net rentable area, has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee. The 5th Largest Tenant, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable commercial area, has the right to terminate its lease as to all or a portion of one full floor of the premises located on the uppermost or lowermost floor (provided that the terminated space must be in a commercially reasonable configuration) effective as of March 31, 2024, by providing notice by March 31, 2023 and payment of a termination fee.

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With respect to Loan No. 2. F5 Tower, the Largest Tenant, F5 Networks, has the right to terminate its lease effective as of October 1, 2030 by providing a termination notice to the landlord no later than March 1, 2029 and paying a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) the leasing commissions paid to the tenant’s broker and landlord’s broker in connection with the lease. Additionally, F5 Networks has the right to terminate its lease with respect to the two highest full floors at the F5 Tower mortgaged property, effective between September 30, 2025 and September 30, 2026 with 12 months’ notice and payment of a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term (determined on a per rentable square foot basis for such two floors) of (a) the tenant improvement allowance, (b) the base rent abatement and (c) leasing commissions paid to the tenant’s broker in connection with the lease. If F5 Networks terminates or provides notice to terminate all or at least

40,000 square feet of its space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), a lease sweep period as defined in the F5 Tower whole loan documents will commence.

With respect to Loan No. 4, Kings Plaza, the 2nd Largest Tenant, Primark, has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Mortgaged Property, or (b) the tenant or any of its affiliates own, operate, otherwise become financially interested in any other Primark store or any other store branded under the Primark name within the radius.

With respect to Loan No. 4, Kings Plaza Mortgage Loan, the 5th Largest Tenant, Best Buy, is currently in negotiations with the borrower for an early termination of its related lease with respect to its entire demised premises (the “Best Buy Space”). The Mortgage Loan documents permit the borrower to enter into (i) a termination of the Best Buy lease, (ii) a modification of the Best Buy lease which results in the rent payable by Best Buy being less than an amount equal to 105% of the amount of the rent in effect as of the origination date, or (iii) a modification of the Best Buy lease which shortens the related term to a date expiring prior to January 31, 2032; provided, among other conditions, the borrower enters into a master lease with the related guarantor requiring such guarantor to pay an amount equal to (i) 105% of the amount of rent to which the borrower would otherwise be entitled pursuant to the Best Buy lease in effect as of the origination date, minus (ii) the sum of (x) the amount of rent actually received by the borrower from tenants under any replacement lease, plus (y) the amount of rent actually received by the borrower from Best Buy under the terms of the Best Buy lease. In connection with any redevelopment of the Best Buy Space, the Mortgage Loan documents require the borrower to, among other things, deliver a completion guaranty to the lender.

With respect to Loan No. 6, 805 Third Avenue, the Largest Tenant, Meredith Corporation, has the option to terminate its lease effective January 31, 2024, upon 15 months' prior notice and payment of a termination fee.

With respect to Loan No. 7, 55 Hudson Yards, the Largest Tenant, Point72, effective as of the 10th anniversary of the initial rent commencement date (which was April 16, 2019), and upon 15 months’ prior notice, has a one-time option to terminate either (i) the entirety of its leased premises or (ii) any one or more contiguous floors starting at either the highest or lowest office floor of the largest contiguous block of office floors then-leased by the tenant, such termination subject to a fee of the unamortized portion of allowances, commissions and free rent with respect to the terminated premises (calculated on a straight line basis over the period commencing on the rent commencement date and ending on the expiration date of the lease and bearing a 6% interest rate per annum). The 2nd Largest Tenant, Milbank, Tweed, Hadley & McCloy, has the one-time right to contract by up to one floor upon the tenth anniversary of the rent commencement date (which was April 1, 2019) with notice no less than 15 months prior to the contraction date. The 3rd Largest Tenant, Cooley, effective as of the 10th anniversary of the rent commencement date (which was September 1, 2019), with 18 months’ prior notice, has the one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) if the tenant did not exercise its initial expansion option, all of the square feet leased on the lowest floor of the leased premises (if tenant leases less than all of the square feet on such lowest floor), subject to a fee equal to the sum of the unamortized portion of allowances, commissions and rent concessions applicable to such space. In addition, effective as of the 15th anniversary of the rent commencement date, with 24 months’ prior notice, Cooley has the one-time right to terminate its lease subject to a fee of the sum of (i) unamortized allowances, commissions, rent concessions (each including interest at the rate of 6% per annum, compounded monthly) and (ii) four months of fixed rent and recurring additional charges at the rate immediately preceding the termination date. The 4th Largest Tenant, Boies Schiller & Flexner, effective as of the 10th anniversary of the rent commencement date (July 1, 2020), with 18 months’ prior notice, has a one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) any partial floor, each subject to a fee of 150% of the applicable per square foot base rent and 150% of the recurring additional charges due with respect to the contracted space for the immediately preceding 12-month period.

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With respect to Loan No. 9, 181 West Madison, the 4th Largest Tenant, CIBC, has a one-time right to terminate its lease effective as of December 31, 2025, with no less than 12 months’ prior notice and the payment of an estimated termination fee in the amount equal to (i) the unamortized portion of any brokerage commission at an interest rate of 8% per annum, (ii) the unamortized portion of any construction allowance, (iii) the unamortized portion of any abated rent, (iv) an amount equal to the then-escalated base rent and additional rent that would have been payable by the tenant under the lease for the three-month period immediately following the early termination date.

With respect to Loan No. 11, 560 Mission Street – the Largest Tenant, JP Morgan, has the right at any time through September 30, 2021 to terminate its lease with respect to one full floor of its leased premises upon 12 months’ prior notice and payment of a termination fee. The 3rd Largest Tenant, TIAA-CREF, has the one-time right to terminate the lease for all or any portion of its space effective as of March 31, 2023 upon written notice on or before March 31, 2022 and payment of a termination fee. The 5th Largest Tenant, Seyfarth Shaw, has a one-time right to terminate its lease with respect to the 29th floor effective as of September 30, 2022 upon written notice on or before September 30, 2021 and payment of a termination fee.

With respect to Loan No. 12, Starwood Industrial Portfolio, the sole tenant at the 333 45th Street Mortgaged Property, Staley, has the right to terminate its lease as of July 31, 2021 upon not less than 270 days prior written notice and payment of a termination fee equal to 6 months of the rent in effect as of the termination date plus the unamortized leasing commission amount equal to approximately $419,570. The Largest Tenant at the 8401 Bearing Drive Mortgaged Property, The Harvard Drug Store, has a one-time right to terminate its lease effective as of June 30, 2022, as follows: provided that (A)-(i) the tenant is not in default under the lease and (ii) occupying less than 75% of the leased premises, or (B) the landlord, after written notice from the tenant, is unable to accommodate an expansion of at least 20% of the leased premises, then the tenant may terminate the lease by giving the landlord written notice no later than June 30, 2021, and paying the landlord an early termination fee of $775,000.

With respect to Loan No. 13, 650 Madison Avenue, The Second Largest Tenant, Memorial Sloan Kettering Cancer Center, at the 650 Madison Mortgaged Property has (i) the one-time option to terminate its lease on any date between July 1, 2020, and June 30, 2022, so long as the tenant gives 18 months’ notice and (ii) the right to go dark at any time.

(26)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes or due to the number of parties serving as the Principal / Carveout Guarantor. In the case of certain mortgage loans, the loan documents permit the borrower to replace the Principal / Carveout Guarantor upon satisfaction of certain terms and conditions in the related loan documents.

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With respect to Loan Nos. 1, 5, 7, 9 and 11, 1633 Broadway, 1501 Broadway 55 Hudson Yards, 181 West Madison and 560 Mission Street, in each case, the related mortgage loan does not have a separate Carveout Guarantor, and each of the related borrowers is the only indemnitor under the related environmental indemnity agreement. Please see “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” for additional information.

With respect to Mortgage Loan No. 2., F5 Tower, the related loan agreement provides that the guarantors will not be liable for losses arising out of or in connection with the breach of any representation, warranty, covenant or indemnification provision in the environmental indemnity or in the loan documents concerning environmental laws or hazardous materials and any indemnification of the lender with respect thereto, if the F5 Tower Mortgaged Property is subject to an environmental insurance policy reasonably satisfactory to the lender. In addition, the obligations of the non-recourse carveout guarantors are several and not joint.

With respect to Loan No. 3, Bellagio Hotel and Casino, the aggregate liability of the related Carveout Guarantor with respect to the full recourse carveouts is capped at 10% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender and/or any administrative agent (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due.

With respect to Loan Nos. 8 and 12, Southcenter Mall and Starwood Industrial Portfolio - The non-recourse carveout guarantor’s liability under the bankruptcy-related carveouts is limited to 20% of the then-current outstanding principal balance of the related Whole Loan.

With respect to Loan No. 13, 650 Madison Avenue, the liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the related Whole Loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the related Whole Loan), in each case plus costs and expenses related to enforcement.

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(27)	The classification of the lockbox and cash management types is described in the Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(28)	With respect to Loan No. 4, Kings Plaza, the related whole loan is being serviced by the master servicer and special servicer pursuant to the pooling and servicing agreement for Benchmark 2020-B16. From and after the date on which the related lead servicing companion loan is securitized, it is anticipated that the related whole loan will be serviced under and by the master servicer and special servicer designated in the related pooling and servicing agreement entered into in connection with such securitization.

With respect to Loan No. 5, 1501 Broadway, the related whole loan will initially be serviced by the master servicer and special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related lead servicing companion loan is securitized, it is anticipated that the related whole loan will be serviced under and by the master servicer and special servicer designated in the related pooling and servicing agreement entered into in connection with such securitization.

(29)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness” and “—Other Indebtedness” and “Certain Legal Aspects of the Mortgage Loans” in the Prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 4, Kings Plaza, the borrowers are permitted to incur a “Property-Assessed Clean Energy loan” (the “PACE Loan”) for an amount not to exceed $10,000,000, provided that such PACE Loan is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, (ii) repaid through multi-year tax assessments against the Mortgaged Property, and (iii) on terms and conditions reasonably acceptable to the lender, which may include, at the lender’s sole discretion, the delivery of a rating agency confirmation.

With respect to Loan No. 4, Kings Plaza, the Mortgage Loan documents permit the pledge by The Macerich Company, Macerich Partnership, L.P., and/or their affiliates of their indirect ownership interest in the related borrower to a qualified real estate investor (with total assets in name or under management in excess of $2 billion and, except with respect to pension advisory firm or similar fiduciary, capital/ statutory surplus, shareholder equity or net worth in excess of $1 billion) (a “QREI”) as part of a credit facility upon certain conditions, including (i) no event of default has occurred and is continuing; (ii) the value of the Mortgaged Property constitutes no more than 15% of the value of all assets securing such credit facility and (iii) neither the granting of the pledge nor exercise of any remedies will result in a change of the manager unless the replacement manager is a qualified manager (generally, any of certain specified national property management firms or a reputable and experienced management organization having at least seven years' experience in managing at least seven regional malls, other than the Mortgaged Property, of not less than 400,000 square feet (inclusive of anchor space) with at least one anchor store and totaling at least 5,000,000 square feet (including owned or leased anchor stores) of gross leasable area, which is not the subject of a bankruptcy or similar insolvency proceeding.

With respect to Loan No. 7, 55 Hudson Yards, the Mortgaged Property is subject to mortgages to secure PILOT payments as described above.

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